UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   January 31, 2000
                                                          ----------------

                   Advanced Communications Technologies, Inc.

             (Exact name of registrant as specified in its charter)

                                     Florida

                 (State or other jurisdiction of incorporation)


                  000-30486                             65-0738251
                  ---------                             -----------
         (Commission  File  Number)         (IRS  Employer Identification No.)

                  19200 Von Karman, Suite 500, Irvine, CA 92612
                  ---------------------------------------------
            (Address  of  principal  executive  offices)     (Zip  Code)

                                 (949) 622-5566
                                 --------------
               Registrant's telephone number, including area code:

                           Smart Investment.com, Inc.
                       610 Newport Center Drive, Suite 800
                             Newport Beach, CA 92660
                                 (949) 719-1977
                                 --------------
                  (Former name, address and telephone number)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT

     (a) Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") dated as of January 31, 2000 between MRC Legal Services Corporation ("MRC"), a California corporation and the sole shareholder of Smart Investment.com, Inc. ("SICI"), a Nevada corporation, and Advanced Communications Technologies, Inc.
("ADVC"), a Florida corporation, all the outstanding shares of common stock of SICI held by MRC were exchanged for 200,000 shares of common stock of ADVC in a transaction in which ADVC effectively became the parent corporation of SICI.

     The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of SICI and MRC on January 31, 2000. No approval of the shareholders of either ADVC or SICI is required under applicable state corporate law.

     Prior to the merger, SICI had 2,700,000 shares of common stock outstanding which shares were exchanged by MRC for 200,000 shares of common stock of ADVC. By virtue of the exchange, ADVC acquired 100% of the issued and outstanding common stock of SICI.

     ADVC also entered into a Consulting Agreement in connection with the acquisition with M. Richard Cutler pursuant to which ADVC agreed to issue
400,000  shares  of  common  stock  of  ADVC  to  Mr.  Cutler.

     Prior to the effectiveness of the Exchange Agreement, ADVC had an aggregate of 76,124,780 shares of common stock, par value $.001, issued and outstanding, and no shares of preferred stock outstanding.

     Upon closing of the Exchange Agreement, ADVC had an aggregate of 76,724,780 shares of common stock outstanding.

     The officers of ADVC continue as officers of ADVC subsequent to the Exchange Agreement. See "Management" below. The officers, directors, and by-laws of ADVC will continue without change.

     A copy of the Exchange Agreement is attached hereto as an exhibit. The foregoing description is modified by such reference.

     (b) The following table sets forth certain information regarding beneficial ownership of the common stock of ADVC as of December 31, 1999 (prior to the issuance of 600,000 shares pursuant to the Exchange Agreement and the Consulting Agreement) by:

   o each person or entity known to own beneficially more than 5% of the common stock;
   o each of ADVC's directors;
   o each of ADVC's named executive officers; and
   o all executive officers and directors of ADVC as a group.


                                    Name and Address of      Amount and Nature of  Percent of
Title of Class                      Beneficial Owner (1)     Beneficial Ownership  Class
----------------------------------  -----------------------  --------------------  -----------

Common Stock                        Roger May (2)                      24,150,000        31.7%

Common Stock                        Wayne I. Danson (3)                   100,000         0.1%

                                    Dr. Michael R. Finch (4)
                                    27 Lakeshore Drive
                                    Holliston, MA 07146                   158,000         0.2%

Common Stock                        Randall Prouty
                                    1900 Decker School Lane
                                    Malibu, CA 90265                    1,007,500         1.3%

Common Stock                        Wilbank J. Roche
                                    2530 Wilshire Blvd.
                                    Santa Monica, CA 90403                200,000         0.3%

Common Stock                        Jonathan J. Lichtman (5)
                                    4800 North Federal Hgwy, D-100
                                    Boca Raton, FL 33431                  930,000         1.2%

Common Stock                        Nancy Needham (6)
                                    307 East 51st Street
                                    New York, NY 10022                  7,168,454         9.4%

Common Stock                        Global Communications
                                    Technologies Limited               14,941,043        19.6%

Common Stock                        All Officers and Directors as a
                                    Group (6 persons)                  26,545,500        34.9%
                                                                       ==========  ===========

1. Except as otherwise set forth, the address for each of these shareholders is c/o Advanced Communications Technologies, Inc., 19200 Von Karman, Suite 500, Irvine, CA 92612.

2. Of such shares, (i) 3,000,000 are held by Global Communications Technology Consultants, Inc., a consulting firm as to which Mr. May is the beneficial owner; (ii) 20,500,000 shares are held by Global Technologies Pty Ltd., a family trust owned by Mr. May's children in Australia as to which Mr. May disclaims beneficial ownership; and (iii) 650,000 shares are held by Jasden Trust, a trust owned by two of Mr. May's children, as to which Mr. May disclaims beneficial ownership.

3. Mr. Danson presently has issued 50,000 shares and has an additional 50,000 shares issuable in accordance with an agreement with the Company.

4. Mr. Finch directly owns 108,000 shares and has a commitment from the Company to issue an additional 50,000 shares.

5. Mr. Lichtman holds 830,000 shares and the right to purchase an additional 100,000 shares. Of such shares, 130,000 are held by family trusts as to which Mr. Lichtman disclaims beneficial ownership.

6.     Ms. Needham is the former President of the Company.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     (a) The consideration exchanged pursuant to the Exchange Agreement was negotiated between MRC and ADVC.

     In evaluating ADVC as a candidate for the proposed acquisition, MRC used criteria such as ADVC's present stock price as set forth on the over-the-counter bulletin board, its proposed communications businesses and other anticipated operations, and ADVC's business name and reputation. MRC and ADVC determined that the consideration for the merger was reasonable.

     (b) ADVC intends to continue its historical businesses and proposed businesses as set forth more fully immediately below.

BUSINESS

SUMMARY  OF  OPERATION

     Advanced Communications Technology, Inc. ("ADVC") is a Florida corporation formed to develop and market a new wireless communication network technology that will be trademarked and marketed as "SpectruCell". ACT 2001 is a network solution and comprises the Spectrum Efficient Microwave and SpectruCell multiple protocol wireless base station unit (which would be the core revenue generator). This application is discussed further below.

BACKGROUND  ON  WIRELESS  COMMUNICATIONS  TECHNOLOGY

     Conventional mobile networks primarily rely upon long-established mobile radio technology and traditional voice channel transmission. This was the only suitable technology available when cellular communications first evolved 20 years ago. The SpectruCell technology represents a departure from this somewhat antiquated technology.

     Conventional telephone networks were traditionally configured with a major Central Office Switch (CO) and numerous smaller switches (Points of Presence or POPS) throughout the network. The POPS collect calls from the outlying reaches of the network and route them back to the CO for processing and routing to the call termination.

     Cellular telephone networks evolved from the long established mobile radio telephone technology and the traditional call processing and voice channel transmission applications associated with that technology. Much of the call processing and routing is done at the cell site and this can be very restrictive because it depends upon the number of voice channels and processing capacity at each cell site. In a conventional telephone network environment any upgrades or call capacity changes can be effected at the Central Office switch, whereas in the present cellular network environment hundreds of cell sites would have to be upgraded individually.

SPECTRUCELL

     ADVC has developed a wireless communication network technology that will be trademarked and marketed as "SpectruCell". SpectruCell differentiates itself from existing communications networks by processing and transmitting numerous communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.) as well as wireless internet applications, all within the one network.

     The SpectruCell system architecture is a distinct departure from conventional Cellular/PCS network structure. The SpectruCell architecture provides a method of transmitting the entire baseband spectrum from the receiving Antenna/Cell to a centralized Mobile Telephone Switching Office (MTSO) for call processing and redistribution, rather than processing calls at the cell site. Until approximately three years ago almost all cellular transmissions were Analog. In the current cellular network environment, additional call processing hardware has to be added to each cell site (usually around 200+ cells per average network), for network operators to transmit evolving new digital protocols (TDMA, CDMA, GSM, W-CDMA, etc.) over their existing cellular networks. This is a very expensive undertaking.

     In a SpectruCell network environment, the additional hardware and/or software upgrades would only be required at the MTSO/Central Office Switch location. The potential savings in network implementation and establishment costs, and cell site maintenance costs savings would be very substantial. In addition, given the SpectruCell network's ability to carry all current, evolving and future call protocols, there is also a significant potential for increased revenues from foreign roaming calls.

     Another major feature of SpectruCell is the capacity to dynamically assign channels and spectrum (call carrying capacity) to the cells requiring it most. In a sense, the Cellular operator would possess a so-called "elastic capacity" at cells in the system. Since all voice channels would be centrally located at the switch instead of at the cell/antenna site, individual voice channels and RF trunks can be distributed as needed to busy cell/antenna sites. Channels would be essentially "borrowed" from surrounding cells and used to support call traffic at the busier sites during call volume peaks. This is a distinct departure from present "honeycomb style" systems where each cellular network is dedicated to a single protocol and each cell has fixed call carrying capacity or bandwith, that is limited by the number of voice channels installed at each cell site. In essence, the SpectruCell architecture provides a basis for a paradigm shift from the conventional telecommunications central office switching structure for evolving wireless networks.

     For carriers to support multiple protocols such as GSM and CDMA digital mobile phones, current wireless communications technology requires separate cell sites with separate equipment for each protocol carried. Upon implementation, SpectruCell, however, will allow carriers to maintain and utilize their existing networks within a modern network platform that will enable them to support evolving protocols. By utilizing the SpectruCell multiple protocol wireless base station, network providers will be able to support current and in all probability future protocols with the same equipment on the same existing networks. Future protocols would be added to the network through software upgrades.

     Benefits  of  the  proposed  SpectruCell  network  include:

o    Cheaper  rollout  cost  due  to  the  network  being  wireless;

o Cheaper costs for upgrading existing networks to handle additional protocols through utilisation of existing network infrastructure rather than creating a new structure;

o Alleviate dropped calls and busy signals in current mobile networks that are caused through bottlenecks, as calls on the SpectruCell network would be configured through a distributed network rather than a centralised switching facility;

o Will permit cellular subscribers to directly access Internet services via mobile IP and other evolving data protocols (such as ITU 3G).

o In third world countries or regions of the world with little or no existing communications infrastructure, the SpectruCell system would provide for the deployment of a wireless communications network infrastructure (known as a "greenfield" installation"). This could be achieved at lower cost, and in a shorter time frame than an equivalent land-based infrastructure network.

SPECTRUM  EFFICIENT  MICROWAVE  ("SEM")

     In a cellular network, each cell is connected to the network via some form of backbone connection. A backbone connection is normally a high-speed link. These backbone connections are typically fibre optic cable, coaxial cable or point-to-point microwave. The advantage of using microwaves is that the service provider would not have the expense and time delays involved with laying cables in the ground or other hard-wired applications. In built up cities the cost of laying cable can be prohibitive. In mountainous areas the terrain can make cable laying impossible. Traditionally, microwave links have been limited in their data throughput, and have been expensive to implement because they use a large component of radio spectrum. Radio spectrum must be licensed and is costly.

     ADVC is presently finalizing negotiations for an exclusive license to an existing efficient modulation technique and intends to further develop that modulation technique. The existing system is currently in production and could be used to allow for a capacity upgrade to existing networks. Upon finalization of the license, ADVC proposes to develop a microwave link with spectral efficiency of approximately 6 times current technology, with a data rate of 155 MBs, which is substantially equivalent to fibre optic cable backbones. The SEM has applications in the provision of the medium and high rate backbones necessary for the deployment of mobile communications networks.

     One advantage of a SEM technique is that it has the capability to transmit up to 10 times the traffic of an existing system, without increasing use of bandwidth or radio spectrum. This could allow existing network providers to increase their capacity in the same spectrum by as much as six times. ADVC believes that demand for increased bandwidth will continue to develop and consequently sees this as both an exciting opportunity in the marketplace and an integral part of the proposed SpectruCell network. In a green field installation an efficient point-to-point microwave link could further enhance the attraction of a distributed SpectruCell network.

     The current development plan put forth by ADVC calls for a 155 Mb/s radio occupying a mere 30 MHz of RF bandwidth, making it spectrally efficient. ADVC is also negotiating to acquire the rights to another spectrally efficient microwave technology that, although it only transmits at 2 Mb/s (the same as most current Microwave links), it nevertheless operates at 1028 Quams, which will allow for two to three times the present capacity of the current Microwave links.

     These  microwave  links  are  complementary  to the SpectruCell technology.
Perhaps, most importantly, the combination of the two technologies has the potential to create a new wireless network architecture. ADVC managements perceives an unprecedented demand for this technology within the communications industry, and believes further that this demand will continue to grow as the need for high speed Internet access continues to expand at an increasingly rapid rate.

BUSINESS  DIFFERENTIATIONS

     The key attributes of the proposed ADVC business through its licensing arrangements and subsidiaries are as follows:

o Uniqueness of Product: Management of ADVC believes that there is no product similar to SpectruCell on the market that can process and transmit numerous communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.), as well as Internet applications on one network. SpectruCell also would provide a distributed network platform that could minimize present network bottlenecks caused by central switching overloading.

o Universal Market Acceptance: SpectruCell is compatible with numerous communications technologies. This could enable easier integration and upgrading of existing networks. There are no substantial barriers to market entry as SpectruCell conforms to substantially all existing communications standards with its open system design.

o Supports Evolving Technology Standards: SpectruCell has been designed with an open architecture and is software upgradeable. This means that the SpectruCell network permits new technologies to be added via a software upgrade. SpectruCell also supports Digital Mode of Operation (DMO), the standard currently being adopted by many communication companies.

o Total Network Solution: The combination of the various technologies provide ADVC with a network capable of terminating voice and data via Voice IP to both mobile telephones and the traditional fixed network home/office phones.

o Third World Regions B Most Suitable Network: SpectruCell's ability to terminate to both mobile or fixed networks, combined with its ability to be efficiently deployed and operational, is a major advantage in third world regions.

o Financial Asset B "Lifesaver": SpectruCell provides network providers with a means of maintaining value in their investments in their often outdated network structures, (usually their primary financial asset), by plugging SpectruCell base stations into their existing networks.

SPECTRUCELL

     OVERVIEW

     The SpectruCell concept was originally developed in the United States in an entirely different format and configuration to the current product design. The request to develop the SpectruCell Wireless Base Station concept was presented to the Royal Melbourne Institute of Technology University ("RMIT") in the first quarter of 1998 for evaluation and development. The current technology for the SpectruCell Wireless Base Station unit has been developed entirely in Melbourne, Australia by the ADVC "Vision Team" in collaboration with the Department of Computer Systems Engineering at RMIT.

     ADVC has developed a wireless communication network technology that will be trademarked and marketed as "SpectruCell". Unlike existing communications networks, SpectruCell supports a wireless network architecture designed to process and transmit numerous communications protocols (AMPS, CDMA, TDMA, GSM, W-CDMA, UMTS, 3G, Voice IP, etc.) as well as wireless Internet applications, all within one network.

     By utilizing the SpectruCell multiple protocol wireless base station, network providers will be able to support substantially all current and future protocols with the same equipment on the same network through software upgrades.

     SPECTRUCELL  GATEWAY  DEVICE

     SpectruCell is a gateway device for mobile communications that bridges information from one medium or protocol to another. Conventional mobile communications networks use a base station as a gateway device to connect mobile phones (AMPS, GSM, CDMA) to the traditional fixed wire phone network (PSTN).

     In conventional networks, each protocol that the network supports (AMPS, GSM, CDMA) requires its own base station. Essentially, this means that for a network provider to roll out a new protocol, it must set up an entirely new network for each protocol. A good example of this is Telstra Australia's recently announced plans to spend $600 million implementing a new CDMA network to compliment their existing GSM network. With SpectruCell, Telstra could plug in the new base stations to their existing GSM network, enabling it to carry both protocols (CDMA and GSM) on the same network.

     SpectruCell, in essence, is designed to be a high-end software radio that can be configured to talk to multiple protocols simultaneously, allowing the network to support multiple protocols with a single base station. It also means that if a network provider wants to provide a new protocol to its customers, it would send a software upgrade to the SpectruCell unit.

     Key  Attributes  of  the  SpectruCell  Gateway  include:

o The ability to support most existing communication protocols (AMPS, GSM, CDMA) as well as allowing software upgrades to support potential future or evolving protocols (WCDMA, UMTS, PCS, 3G initiatives, etc.);

o The ability to support an IP (Internet Protocol) based network infrastructure, utilizing voice over IP (VoiceIP) and wireless Internet services (mobile IP);

o Easier integration into an existing network and roll out in countries with no telecommunications infrastructure (known as Greenfield installations);

o SpectruCell allows the installation of a telecommunications infrastructure with a wireless backbone;

o Low earth orbit satellites (LEOS) and high altitude drone aircraft can be used to support a SpectruCell network's infrastructure;

o External interfaces to a SpectruCell gateway device are of a non-proprietary nature. SpectruCell interfaces generally conform to existing standards for information exchange including the air interface, switch interface and billing and management interfaces. Such an open system improves its viability in a changing marketplace.

     INTERNET  PROTOCOL

     A SpectruCell base station provides an ability to provide a mobile Internet Protocol ("IP"). IP has been developed over many years to provide a generic, efficient and flexible data communications protocol. Many telecommunications networks are now picking up on IP's efficiencies in transporting voice traffic (known as "voice over IP") as well as the more traditional data services. By using IP as the core protocol for inter-cell communications, SpectruCell provides more efficient base station networking. More significantly, SpectruCell provides a method for integration of future mobile Internet services.

     At present, all wireless IP traffic must be encapsulated into existing air-interface protocols, leading to many inefficiencies. For example, while GSM is very efficient at carrying voice traffic via radio, it is inefficient at providing data/internet connectivity, being both expensive and slow.

     Other voice call based air protocols, such as AMPS, suffer similar speed and expense difficulties. This inefficiency is because of the fundamental problems associated with sending packet-based (Internet) traffic on a connection-oriented network (GSM/AMPS). The centralized architecture of a traditional cellular network is also inappropriate for third generation personal communications protocols, which is why SpectruCell has developed a distributed design.

     THE  SPECTRUCELL  NETWORK

     Rather than having a central controller (potentially a central point of failure), SpectruCell moves control and call processing/routing into the base stations. In some cases, where compatibility with existing protocols is required, there would need to be some centralized control. This would not mean all communications traffic would have to be routed centrally, just the control information. This semi-centralized architecture provides a more dynamic network capacity and a level of network redundancy. This style of network structure would help to eliminate MTSO congestion that causes network overloads and results in dropped or lost calls.

     The SpectruCell architecture does not require a land-based backbone connection between cell sites. An inter-cell connection can just as easily be implemented using a point-to-point microwave link or via a satellite.

     The telecommunications market dictates that there will always be a wide variety of traffic with different priorities. The SpectruCell base station's router functionality means it can prioritize the various types of traffic and because bandwidth costs are a significant factor in modern network operations, SpectruCell can accommodate variations in both channel bandwidth and cost. For example, there may be both a fibre optic connection and a satellite connection to the SpectruCell base station. This could enable the base station to rout time-critical voice traffic over the fibre backbone, while sending less time-critical traffic, such as email and web pages, over the satellite link.

     KEY  ADVANTAGES

     A SpectruCell network is a flexible network architecture. It has two principle advantages over conventional cellular networks:

     It is able to support multiple protocols (AMPS, CDMA, GSM, 3G, Wireless IP) in a single base station and
     It has the ability to dynamically reconfigure base stations to support various protocols through software upgrades.

     SpectruCell can also generally be integrated with current networks and is consistent with what ADVC management perceives as the direction of the industry, including the concept of Digital Mode of Operation (DMO). SpectruCell's architecture allows:

     Both immediate and long term integration into communication network infrastructures.
     The support of Voice over IP networks. IP will enable voice to be delivered over VPN (virtual private networks), allowing telecommunications providers to act as primary carriers to other providers who are acting as the primary service provider to the customer. Primary service providers will be able to manage their own mobile services within the primary carrier's environment.
     A reduction in the total cost of network ownership through cheaper rollout costs and improved end user focus.
     Better ways of providing both improved and additional services to customers, such as number redirection or call center handling.
     Better access to developing products based on the facilities within intelligent networks.
     The potential development of new products for the mobile market. The open system approach provides a basis for developers to create new products and services that use the SpectruCell unit. Many of these new applications have not been developed yet, but SpectruCell's platform will support many new mobile communications services and applications.

     The internal architecture of a SpectruCell base station is designed to provide flexibility for future upgrades. In its present form, SpectruCell uses processors which, to a certain degree, limits the network's bandwidth capacity. In the current configuration, some of that processing is done in dedicated hardware with more processors added as needed in a parallel architecture. As processor speeds increase, the capability of a SpectruCell base station also increases.

MARKET  ENVIRONMENT

     Including planned roll-outs through 1999, there are 730 Cellular networks worldwide and it is estimated that on average there are usually 200+ cells/antenna sites per network, or approximately 146,000 cells. In addition the World Bank reports that third world countries alone will spend US $40 billion a year on telecommunications infrastructure. SpectruCell units have a potential ability to replace virtually every Cell/Antenna site currently being operated throughout the world, as well as to become the primary system of choice for all new systems.

     The  market  in  which  ADVC  operates  is  growing  rapidly:

o Dataquest estimates that the expected growth of the US wireless market alone will grow from 3 million users to 36 million by 2003.

o The International Telecommunications Union, established by the United Nations estimates that the number of mobile wireless communications users will grow to in excess of 2 billion by 2010.

o At present, there are approximately 800+ networks worldwide with an average of 500 to 1,000 cell sites each.

SALES  AND  MARKETING

     MARKETING  STRATEGY

     ADVC intends to conduct marketing focused directly at the CEO level, utilizing the relationships that ADVC management has established within the
telecommunication  industry.    The  direct  emphasis  will  be  focused  on:

     Third World Countries: SpectruCell has the ability to provide "green field" networks in third world countries. In regions with little or no existing communications infrastructure, the SpectruCell system will provide a means for the deployment of a wireless communications network infrastructure, at reduced cost, and in a shorter time frame than an equivalent land-based network.

     Major Telecommunication Companies: ADVC will look to partner with major telecommunication companies in each region. The SpectruCell unit has advantages due to its capability of handling multiple protocols.

     Test Market through Advanced Global Communications: Advanced Global Communications, a wholly-owned subsidiary of ADVC ("AGC") will provide the platform for ADVC to launch its prototype in June 2000. The test phase will be supervised personally by Roger May and James Rennie. AGC was formed to become the operational arm of ADVC for all North and South American based communication operations as well as the holding company for all currently owned switching operations, planned acquisitions of other switching and communications companies.

     SALES  STRATEGY

     ADVC plans to take advantage of the established sales and distribution channels that are already established within other companies. As such, ADVC will look to establish joint venture marketing and distribution agreements with established reputable companies in key demographic and marketing locations. In markets where suitable joint venture arrangements can not be established ADVC will look to establish its own regional or national distributors.

     SOURCES  OF  REVENUES

     Company revenues will be derived from three sources: SpectruCell unit sales for new systems, existing network upgrades (SpectruCell can be added to an existing network and run in conjunction with other system architecture), and the sale of RF wireless circuitry boards. There is an additional potential for the sale of licensing arrangements.

PROPRIETARY  TECHNOLOGY

     The unique proprietary element of the SpectruCell architecture is in the design of the Wide Band Spectrum Signal Processor (SSP) at the Mobil Telephone Switching Office (MTSO) that will enable the transmission of the full spectrum of the base band signal to the MTSO for processing and distribution. The unique and extremely complex design of the SSP that will be located at the MTSO is the key to the operational viability of UWSC, SpectruCell will be able to utilize either existing fiber optic technology or dedicated point to point radio frequency bandwidth to connect the MTSO to the Antenna site. Both the specially designed DSP at the cell/antenna site and the SSP at the MTSO and much of the specialized circuitry necessary to process the full spectrum of the base band signal, with the variable frequency modulation, are proprietary to the Company. Patents and copyrights will be applied for in regard to all appropriate circuitry design and specialized applications.

     The SpectruCell concept is essentially a wide-area distributed antenna network connected via fiber trunks to a radio controller and switching center. Aside from the proprietary SSP circuitry and software, SpectruCell relies primarily on existing components and sub-systems. Any technology risk usually associated with a new product is minimal as SpectruCell is simply a further development and re-application of current technology. SpectruCell's fiber backbone (for Phase 2 development point to point high speed radio frequency connection) provides unlimited bandwidth potential to any operator, and the system is forward and backwards compatible with any wireless access standard, including currently evolving and future protocols.

COMPETITION

     The SpectruCell system will compete with traditional cellular telephone technology and other wireless communication technology. Without a doubt, existing wireless communications companies have substantially greater resources and market penetration than the Company. We will have to differentiate our technology through cost savings in implementation and upgrades and through improved service.

     Some of the competitive advantages of the SpectruCell system are more efficient equipment utilization, reduced capital equipment costs (preliminarily estimated at 50%-70% less), and higher revenues from increased U.S. and foreign roaming, or multiple protocol, calls handled in domestic networks. One very important advantage is that SpectruCell can be implemented into existing cellular networks and run in parallel with conventional cellular network technology. It does not require the complete redesign and replacement of the existing cellular network structure. Rather it can be implemented in stages, until the entire network structure has been upgraded to the SpectruCell architecture.

     We cannot be sure that we will be able to effectively compete with existing wireless network companies or that we will gain acceptance for the SpectruCell system.

GOVERNMENT  REGULATION

     The Company's proposed provision of wireless communications services is subject to substantial government regulation. Federal law regulates interstate and international telecommunications, while states have jurisdiction over telecommunications that originate and terminate within the same state. Changes in existing policies or regulations in any state or by the Federal Communications Commission ("FCC") could have a material adverse effect on our financial condition or results of operations. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on the business or financial condition or results of operations of the Company.

RECENT  DEVELOPMENTS

     HIGH  ALTITUDE  AIRCRAFT  OR  SATELLITE  IMPLEMENTATION

     A European company recently expressed a high degree of interest in SpectruCell operated from low altitude aerial mobile wireless networks for data transmissions utilizing high altitude aircraft as technological platform. Operators of one of the major low level satellite networks in eastern Europe also expressed a high level of interest. Both of these companies expressed an interest in utilizing the SpectruCell technology in their low level aerial platform to create a truly wireless network for high speed data/voice and Internet functionality.

     FORMATION  OF  ADVANCED  GLOBAL  COMMUNICATIONS,  INC.

     On July 20, 1999, Advanced Global Communications, Inc. ("AGC") was incorporated in the State of Florida. AGC is a wholly-owned subsidiary of the Company. AGC was formed for acting as the operational arm of the Company for all United States based communications operations as well as the holding company for all currently owned switching operations and proposed acquisitions.

     In November 1999, AGC entered into an agreement with the Company, World IP Incorporated, Sur Comunicaciones, S.A., Acinel, S.A. and the former shareholders of World IP. Under the agreement, AGC agreed to purchase 51% of World IP's common stock for $95,000 cash to be paid by January 12, 2000. In addition to the cash paid for the stock, AGC will pay up to $60,000 to World IP which funds will be used to open a point of presence in Venezuela. In addition, the Company issued 500,000 shares of restricted common stock to the former shareholders of World IP. Those shares may be adjusted up to 1,000,000 restricted shares upon measuring the performance of World IP and its subsidiaries, Sur Comunicaciones and Acinel.

BUSINESS  HISTORY

     ADVC was incorporated as a Nevada corporation on April 30, 1998. On April 7, 1999, the Company merged with Media Forum International Inc ("MFII"), a Florida corporation, pursuant to which MFII was the surviving entity but subsequently changed its name to Advanced Communication Technologies, Inc. This transaction is known as a reverse acquisition. The company was established for the development and production of the SpectruCell System.

     Upon completion of the merger with MFII, the Company changed its trading symbol and began trading on the Over-the-counter Bulletin Board maintained by Nasdaq under the symbol "ADVC." On January 4, 1999, the NASD advised that all OTCBB companies would be required to become "reporting companies" in accordance with the rules and regulations of the Securities and Exchange Commission or be subject to deletion from the OTCBB. The NASD provided a phase in schedule based on each company's trading symbol on January 4, 1999. Since the Company's symbol on January 4, 1999 was MFMI, the Company's stock was subject to delisting effective February 10, 2000 if it had not become reporting. In January 2000, ADVC acquired Smart Investment.com, Inc. ("SICI") through a stock exchange with SICI's sole shareholder. Immediately upon completion of that acquisition, ADVC elected successor issuer status in accordance with Rule 12g-3 promulgated under the Securities Act of 1934, as amended, and consequently became a "reporting company" in compliance with the NASD's requirements.

EMPLOYEES

     As of December 31, 1999, we had four full-time employees and no part time employees, not including the employees of any of our acquired organizations. Of these employees, three work in our administrative offices and one works for AGC. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

     Our principal executive offices are located at 19200 Von Karman, Suite 500, Irvine, California 92612. Rental payments on the lease were $1,250 per month for a lease term of six months from July 24, 1999, which was extended and amended on December 15, 1999 to increase the rental rate to $1,300 per month for an additional six months. At the end of the lease terms for our rental space, we believe that we can lease the same or comparable offices at approximately the same monthly rate.

MARKET  FOR  ADVC'S  SECURITIES

        ADVC has been a non-reporting publicly traded company. ADVC's common stock is presently traded on the OTC Bulletin Board operated by Nasdaq under the symbol ADVCE. ADVC has not become or otherwise been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. ADVC is required to become a reporting company by the close of business on February 10, 2000 or no longer be listed on the OTC Bulletin Board. ADVC effected the stock exchange transaction with SICI on January 31, 2000 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the over-the-counter bulletin board.

     The following table sets forth the high and low closing prices for shares of ADVC common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to June 1999, ADVC common stock was listed under the symbol "MFMI." Effective in June 1999, the trading symbol for ADVC common stock changed to ADVC.

       CLOSING PRICES
           YEAR                                        PERIOD   HIGH    LOW
      ---------------                                  -------  ------  ---

           2000            First quarter
                           (through January 31, 2000)  $  4.94  $ 3.00

           1999            First quarter               $  1.25  $0.062
                           Second quarter              $ 0.625  $0.156
                           Third quarter               $  0.44  $ 0.30
                           Fourth quarter              $  4.09  $ 3.00

           1998            First quarter               $ 2.125  $ 0.75
                           Second quarter              $ 0.812  $ 0.25
                           Third quarter               $ 1.031  $0.218
                           Fourth quarter              $ 0.156  $ 0.01

     The number of beneficial holders of record of ADVC common stock as of the close of business on December 31, 1999 was approximately 249. Many of the shares of ADVC's common stock are held in "street name" and consequently reflect numerous additional beneficial owners.

     In addition to freely tradeable shares, ADVC has numerous shares of common stock outstanding which could be sold pursuant to Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of common stock for at least one year is entitled to sell, in certain brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the average weekly trading volume during the four calendar weeks immediately preceding the sale. A person who presently is not and who has not been an affiliate for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above.

MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     The following table sets forth the names and ages of the current directors and executive officers of ADVC who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Our  directors  and  executive  officers  are  as  follows:

Name                      Age     Positions
----                      ---     ---------

Roger  May                53      Chief Executive Officer, Chairman of the
                                  Board;  Director

Wayne  I.  Danson         46      Chief  Financial  Officer;  Director

Jonathan  J.  Lichtman    47      Director

Dr.  Michael  J.  Finch   51      Director

Randall  Prouty           47      Director

Wilbank  J.  Roche        53      Director

     ROGER MAY, CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE BOARD AND DIRECTOR. Roger May has been the Chairman and Chief Executive Officer of ADVC since its formation in 1998. In 1991 he founded America's first nationwide central reservation system known as Independent Reservation Services Ltd ("IRS"). In 1997 Roger negotiated the sale of IRS to a Florida public company, Teleservices International Group. In 1987, Mr. May began is focus on telecommunications, first establishing nationwide distribution networks for a private network and then marketing discounted telecommunications products and associated services to the hospitality industry. He established successful joint ventures with Cable & Wireless, and relationships with Rochester Telephone, Bell Atlantic, Frontier Communications and others. Mr. May moved to Los Angeles from Australia in 1980 to capitalize on export incentive allowances offered by the Australian government. He began operating a wool export company and then purchased a franchise for International Business Exchange, Inc., a barter exchange company. Mr. May begin his marketing career in Australia in 1969, where he was a General Manager for the largest General Motors dealership in Australia.

     WAYNE I. DANSON, CHIEF FINANCIAL OFFICER AND DIRECTOR. Since May 1999, Mr. Danson has been the Managing Director and Founder of Danson Partners, a financial advisory and investment banking firm specializing in middle market companies in the real estate and technology industries. Prior to forming Danson Partners, from August 1996 to April 1999 Mr. Danson was co-head of and Managing Director of PricewaterhouseCoopers LLP's Real Estate Capital Markets Group. Prior to joining PricewaterhouseCoopers, from 1992 through 1995 Mr. Danson was a Managing Tax Partner with Kenneth Leventhal & Company in New York and Washington, D.C., where he was also Kenneth Leventhal's national Director of its International and Debt Restructure Tax Practices. Prior to his involvement with Kenneth Leventhal, Mr. Danson was a Managing Director with Wolper Ross & Co., Ltd. in New York, a closely held financial services company specializing in financial, tax, pension consulting, designing financial instruments and providing venture capital and investment banking services. Mr. Danson graduated with honors from Bernard M. Baruch College with a BBA in Accounting and an MBA in Taxation.

     JONATHAN J. LICHTMAN, DIRECTOR. Mr. Lichtman is currently an attorney with the Boca Raton law firm of Levinson & Lichtman, LLP, where he specializes in structuring corporate and partnership transactions including real estate syndications. Mr. Lichtman is also currently a general partner of several real estate partnerships in New York and Florida. Prior to forming his current firm, Mr. Lichtman was an attorney since 1988 with English, McCaughan and O'Bryan, PA, where he undertook legal work as well as real estate partnerships and development. Mr. Lichtman obtained his J.D. degree, cum laude, from Syracuse University College of Law and his LLM degree in taxation from the University of Miami School of Law.

     DR. MICHAEL FINCH, DIRECTOR. Since January 1998, Mr. Finch has been Chief Technical Officer of New Media Solutions, Inc., a software development company. From July 1993 to January 1998, Mr. Finch was employed by UCM Limited, a British company, later renamed Media Forum, a multmedia and software development company.

     RANDALL PROUTY, DIRECTOR. Mr. Prouty is the President of LA Investment Associates, Inc., a development stage company. In 1997 Mr. Prouty co-founded the Company with Mr. May. Mr. Prouty is also the President and sole owner of Bristol Realty Corporation since 1984, a firm active in the commercial real estate finance and brokerage market. And finally, he is the sole owner of Bristol Capital, Inc., a firm active in consulting and business development work for companies seeking access to capital markets, and through which he is incubating other e-business ventures. Mr. Prouty was exposed to the public markets in the early 1990's while assembling commercial real estate assets used to back REMICs (mortgage backed securities) offered by Donaldson, Lufkin and Jenrette and others. Prior to that time his career included positions as a real estate construction lender, workout specialist and investment advisor.

     WILBANK J. ROCHE, DIRECTOR. Since 1995, Mr. Roche has practiced law as a principal with Roche & Holte, a professional corporation. Roche & Holte has performed legal services for the Company regarding various business matters for the past ten months. Roche & Holte has been partially compensated in restricted common stock for these services and partially in funds.


EXECUTIVE  COMPENSATION

Summary  Compensation  Table

     The following ADVC summary compensation table shows certain compensation information for services rendered in all capacities for the three fiscal years ended December 31, 1997, 1998 and 1999. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           SUMMARY COMPENSATION TABLE

                          Annual  Compensation                 Long  Term  Compensation
                    --------------------------              -------------------------------
                                                               Awards                     Payouts
                                                           ---------------           -------------------
                                                                                     SECURITIES
                                                       OTHER ANNUAL   RESTRICTED     UNDERLYING     LTIP      ALL OTHER
                                 SALARY      BONUS     COMPENSATION   STOCK Awards    OPTIONS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL   YEAR          ($)        ($)            ($)        ($)           SARS (#)       ($)         ($)
 POSITION

Roger May (1)        1999           - 0 -     -0-            -0-         -0-            -0-           -0-        -0-

                     1998           - 0 -     -0-            -0-        - 0 -          - 0 -          -0-        -0-

Wayne L. Danson (2)  1998           - 0 -     -0-            -0-         -0-            -0-           -0-        -0-

                     1999           - 0 -     -0-            -0-        - 0 -          - 0 -          -0-        -0-

(1) Mr. May receives compensation through a consulting agreement with an entity as to which he is the primary beneficial owner. See Certain Transactions.
(2) Mr. Danson is a principal of a company that has a consulting agreement with the Company. See Certain Transactions.


                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                      (INDIVIDUAL GRANTS)


                    NUMBER OF SECURITIES            PERCENT OF TOTAL
                         UNDERLYING              OPTIONS/SAR'S GRANTED
                    OPTIONS/SAR'S GRANTED        TO EMPLOYEES IN FISCAL    EXERCISE OF BASE PRICE
NAME                       (#)                            YEAR                  ($/SH)                 EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------
Roger May                  -0-                             --                     --                        --
------------------  ----------------------       ----------------------     -----------------------    ---------------
Wayne L. Danson            -0-                             --                     --                        --





                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION/SAR VALUES



                                                              NUMBER OF UNEXCERCISED
                                                              SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                                                              OPTIONS/SARS AT FY-END (#)     MONEY OPTION/SARS
                    SHARES ACQUIRED ON                        EXERCISABLE/UNEXERCISABLE      AT FY-END ($)
NAME                EXERCISE (#)         VALUE REALIZED ($)                                  EXERCISABLE/UNEXERCISABLE
                    -------------------  ------------------   --------------------------    -----------------------------
Roger May                  -0-                 -0-                       - 0 -                        --
------------------  -------------------  ------------------   --------------------------    -----------------------------
Wayne L. Danson            -0-                 -0-                       - 0 -                        --



Compensation  of  Directors

     To date, Directors of the Company have been issued 50,000 shares each of our restricted common stock and may be issued certain additional shares. Other than such stock grants or payments made in connection with other services unrelated to being directors, our Directors have not received any compensation for serving in such capacity.

Employment  Agreements

     The Company has entered into a Consulting Agreement with Global Communications Technology Consultants, Inc.("GCTCI"), an entity beneficially owned by Roger May, pursuant to which the Company pays GCTCI a consulting fee of $10,000 per month. The Company has accrued the majority of fees owed pursuant to this agreement due to insufficient funding. As of June 30, 1999, the Company owed $111,550 on this agreement.

     On November 29, 1999, the Company entered into an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. The consulting organization is beneficially owned by Wayne I. Danson. As compensation under the agreement, the Company will pay the sum of $5,000 per month, plus 100,000 restricted shares of the Company's common stock.

CERTAIN  TRANSACTIONS

     During April through June 1999, the Company advanced funds to Advanced Communications Technologies Pty. Ltd. (ADVC-Australia), a related Australian company that is wholly-owned by Global Communications Technologies Ltd. ("GCTL"), a 23% shareholder of the Company. These funds were provided in order to establish operations for ADVC-Australia. The Company advanced $310,000 through June 30, 1999 and additional funds subsequently.

     The Company had a consulting agreement with Roger May pursuant to which he agreed to act as Chief Executive Officer of the Company. Mr. May agreed to defer amounts owed to him pursuant to the agreement due to the Company's limited funds. The Company owed Mr. May $111,550 at June 30, 1999 for consulting fees relating to the agreement.

     As of June 30, 1999, the Company owed certain of its principal stockholders amounts aggregating $422,561. On May 25, 1999, the Company entered into a settlement agreement with those stockholders to release each other from all claims. In July 1999, the Company issued 600,000 shares to the stockholders pursuant to the settlement agreement.

     On September 30, 1999, the Company entered into a secured convertible debenture purchase agreement with two companies which are already stockholders of the Company and one new shareholder, whereby the Company issued and sold an aggregate principal amount of $650,000 of the Company's 12% Secured Convertible Debentures due April 1, 2000 and which are convertibles into shares of the Company's common stock.

     Roche & Holte has performed legal services for the Company regarding various business matters for the past ten months. Mr. Roche, a director of the Company, is a principal of Roche & Holte. Roche & Holte has been partially compensated in restricted common stock for these services and partially in funds.

     Levinson & Lichtman has performed legal services for the Company regarding various business matters for the past ten months. Mr. Lichtman, a director of the Company, is a principal of Levinson & Lichtman. Levinson & Lichtman has been partially compensated in restricted common stock for these services and partially in funds.

     In September 1996, International Reservations Services, Ltd., an entity as to which Mr. May was a principal officer, filed a Chapter 11 reorganization. That Chapter 11 reorganization was resolved and International Reservations Services, Ltd. emerged from bankruptcy in March 1997.

     Due to the financial constraints imposed on Mr. May as a result of the interim financial condition of the Company, in 1997 Mr. May filed personal Chapter 7 bankruptcy was was discharged.

RISK  FACTORS

     INVESTORS CANNOT DETERMINE POTENTIAL REVENUES, PROFITS OR FAILURES FROM OUR HISTORY BECAUSE OUR BUSINESS HAS EXISTED FOR ONLY A SHORT PERIOD OF TIME. Our executive officers commenced our major line of business relatively recently. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     WE HAVE NEVER BEEN PROFITABLE AND MAY NOT BE PROFITABLE IN THE FUTURE. We have incurred losses in our business operation since our inception. We expect to continue to lose money for the foreseeable future, and we do not know when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     OUR AUDITORS HAVE ADVISED THAT WE HAVE TO OBTAIN ADDITIONAL CAPITAL TO CONTINUE IN BUSINESS. Our auditors in their report included in our financial statements have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our business plan. If we do not continue as a business, our stock would be worth substantially less.

     WE  MAY  BE  UNABLE TO MEET OUR CAPITAL REQUIREMENTS WHICH MAY SLOW DOWN OR
CURTAIL OUR BUSINESS PLANS . If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our SpectruCell system, build out communications systems or otherwise our competitive position. Since we intend to rapidly commence development and completion of our system, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

     THERE IS A LIMITED PUBLIC TRADING MARKET FOR OUR COMMON STOCK. Our Common Stock presently trades on the Nasdaq over-the-counter bulletin board under the symbol ADVC. There can be no assurance, however, that such market will continue. There can be no assurance that any other market will be established in the future. There can be no assurance that an investor will be able to liquidate his or her investment without considerable delay, if at all. The price of our Common Stock may be highly volatile.

     COMPETITION. The wireless telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants, including AT&T Corp., Pacific Bell, Sprint and other wireless cellular carriers. Competition in the business is based upon pricing, customer service, billing services and perceived quality. Most of our competitors are substantially larger and have greater financial, technical and marketing resources. Although we believe that we have the human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to profitably provide high quality, high value services at prices generally competitive with those charged by our competitors.

     CONCENTRATION OF STOCK OWNERSHIP. As of December 31, 1999, the present directors and executive officers, and their respective affiliates beneficially owned approximately 34.9% of our outstanding common stock. As a result of their ownership, the directors and executive officers and their respective affiliates collectively are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

     DEPENDENCE ON MANAGEMENT. Our success depends, to a significant extent, upon certain key employees and directors, including primarily, Roger May. The loss of services of one or more of these employees or director could have a material adverse effect on our business. In addition, we have substantial need for additional qualified management and marketing personnel. We believe that our future success will also depend in part upon our ability to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in attracting and retaining such personnel. Competition for such personnel is intense. We currently do not maintain a policy of key man life insurance on any employees.
WE RELY ON LICENSES FOR OUR TECHNOLOGY. Our SpectruCell technology is operated through a license with a related party. The license agreement provides for the payment of certain fees and is limited to North and South America.

     "PENNY STOCK" ISSUES. The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

     If the Company can meet the listing requirements in the future, management intends to apply to include the shares of the Common Stock being registered hereby for quotation on The NASDAQ SmallCap Market operated by The NASDAQ Stock Market. The Common Stock has not yet been approved for quotation on The NASDAQ SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained. The NASDAQ Stock Market recently approved changes to the standards for companies to become listed on The NASDAQ SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If the Company is unable to satisfy the requirements for quotation on The NASDAQ SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The NASDAQ SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The NASDAQ SmallCap Market and will once again be quoted on the OTC Bulletin Board.

     In addition to the recent changes in The NASDAQ SmallCap Market listing requirements discussed above, the National Association of Securities Dealers, Inc. (the "NASD") has recently announced changes in the requirements for continued quotation on the OTC Bulletin Board. Essentially the new rules require OTC Bulletin Board companies to file quarterly and annual reports, required under the Exchange Act, with the Commission or appropriate banking or insurance regulators. If companies currently quoted on the OTC Bulletin Board do not comply with the new NASD rules, their shares will only be quoted in the less automated "Pink Sheets", a system run by the National Quotation Bureau, Inc. If for some reason the Company should not file its required reports pursuant to the Exchange Act, it is possible that the Company would no longer be eligible for quotation on the OTC Bulletin Board and would be relegated to the "Pink Sheets", There can be no assurance that an active trading market will develop for the shares of the Common Stock in the "Pink Sheets" or if such market is developed that it will be sustained.

     RESALE RESTRICTIONS. Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

     NO DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends by the Company will depend on its earnings, financial condition and other business and economic factors affecting the Company at that time as the Board of Directors may consider relevant. The Company currently intends to retain any earnings to provide for the development and growth of the Company.

     POTENTIAL REVENUE AND STOCK PRICE VOLATILITY. The Company's future operating results may vary substantially from quarter to quarter. Revenues in any quarter are substantially dependent on receipt of orders and installations in that quarter and the Company's staffing and operating expenses are based on anticipated revenue levels from these orders. Since a high percentage of this Company's costs are fixed, the loss of any one order or the failure to obtain new orders as existing orders are completed could cause significant fluctuations in the Company's revenue and cash flow from quarter to quarter. Due to these and other factors, including the general economy, stock market conditions or announcements by the Company or its competitors, the market price of the Common Stock may be highly volatile.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Report on Form 8-K contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's control. Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.  OTHER  EVENTS

     Successor  Issuer  Election.

     Upon execution of the Exchange Agreement and delivery of the ADVC shares to MRC as the sole shareholder of SICI, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, ADVC became the successor issuer to SICI for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective January 31, 2000.

ITEM  6.  RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

        Not  applicable.

ITEM  7.  FINANCIAL  STATEMENTS

        The financial statements of ADVC (and its predecessor Media Forum International, Inc.) for the fiscal years ending June 30, 1998 and June 30, 1999 and for the nine months ended March 31, 1999 are included herein. In addition, pro forma financial statements reflecting the combined financial statements of SICI and ADVC at November 30, 1999 are included herein.


                       MEDIA FORUM INTERNATIONAL, INC.
                           FINANCIAL STATEMENTS
                  AS OF MARCH 31, 1999 AND JUNE 30, 1998


                       MEDIA FORUM INTERNATIONAL, INC.

                                CONTENTS


PAGE        1              INDEPENDENT AUDITORS' REPORT

PAGE        2              BALANCE SHEETS AT MARCH 31, 1999 AND JUNE 30, 1998

PAGE        3              STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED
                           MARCH 31, 1999 AND FOR THE YEAR ENDED JUNE 30, 1998

PAGE        4              STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                           FOR THE PERIOD FROM JULY 1, 1997 TO MARCH 31, 1999

PAGE    5 - 6              STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED
                           MARCH 31, 1999 AND FOR THE YEAR ENDED JUNE 30, 1998

PAGES  7 - 20              NOTES TO FINANCIAL STATEMENTS

                    INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  of:
Media  Forum  International,  Inc.

We have audited the accompanying balance sheets of Media Forum International, Inc. as of March 31, 1999 and June 30, 1998 and the related statements of operations, changes in stockholders' deficiency and cash flows for the nine months ended March 31, 1999 and the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Media Forum International, Inc. as of March 31, 1999 and June 30, 1998, and the results of its operations and its cash flows for the nine months ended March 31, 1999 and for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company's significant operating losses and working capital deficiency at March 31, 1999 and June 30, 1998 of $ 970,049 and $895,547 respectively, raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 13. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEINBERG  &  COMPANY,  P.A.
Boca  Raton,  Florida
January  20,  2000

                               MEDIA FORUM INTERNATIONAL, INC.
                                     BALANCE SHEETS

                                                   MARCH 31, 1999   JUNE 30, 1998



ASSETS

CURRENT ASSETS
    Interest receivable                               $         -   $     4,500
    Marketable securities                                  48,750        46,800
                                                      -----------   -----------
TOTAL ASSETS                                          $    48,750   $    51,300
                                                      ===========   ===========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY



LIABILITIES

CURRENT LIABILITIES
    Cash overdraft                                    $        14   $        14
    Accounts payable                                      252,825       252,825
    Accrued compensation                                  131,550        91,550
    Interest payable                                       46,849        29,897
    Advances payable                                       15,000             -
    Note payable                                          150,000       150,000
    Due to stockholders                                   422,561       422,561
                                                       ----------    ----------
TOTAL CURRENT LIABILITIES                               1,018,799       946,847
                                                        ---------    ----------
STOCKHOLDERS' DEFICIENCY
    Common stock, no par value, 100,000,000 shares
       authorized, 6,733,803 and 5,158,803 shares
       issued and outstanding as of   March 31, 1999
       and June 30, 1998, respectively                  2,834,490     2,616,240
    Accumulated deficit                                (3,726,539)   (3,386,783)
    Accumulated other comprehensive loss                  (78,000)      (79,950)
                                                      ------------  ------------
                                                         (970,049)     (850,493)
                                                      ------------  ------------
    Less subscriptions receivable                               -       (45,054)
                                                      ------------  ------------
TOTAL STOCKHOLDERS' DEFICIENCY                           (970,049)     (895,547)
                                                      ------------  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                                                      $    48,750   $    51,300
                                                      ===========   ============

                             See accompanying notes to financial statements

                                       MEDIA FORUM INTERNATIONAL, INC.
                                         STATEMENTS OF OPERATIONS


                                                         FOR THE NINE      FOR THE YEAR
                                                         MONTHS ENDED         ENDED
                                                         MARCH 31, 1999    JUNE 30, 1998



SALES                                                    $             -   $      160,865
COST OF SALES                                                          -          122,597
                                                          --------------   --------------
GROSS PROFIT                                                           -           38,268
                                                          --------------    -------------
OPERATING EXPENSES
    Bad debt expense                                              45,054                -
    Compensation expense                                           7,800          163,750
    Commissions                                                        -           10,900
    Consulting fees                                              257,650          625,997
    Depreciation and amortization                                      -          293,086
    Loss on impairment of fixed and intangible assets                  -          494,451
    Professional fees                                              7,800           13,400
    Rent and lease expense                                             -           23,490
    Other selling, general and administrative expenses                 -          157,973
                                                          --------------    -------------
TOTAL OPERATING EXPENSES                                         318,304        1,783,047
                                                          --------------    -------------

NET LOSS FROM OPERATIONS                                        (318,304)      (1,744,779)
                                                          ---------------   --------------
OTHER INCOME/(EXPENSE)
    Interest expense                                             (21,452)         (23,000)
    Interest income                                                    -            4,528
                                                           --------------    -------------
TOTAL OTHER INCOME/ (EXPENSE)                                    (21,452)         (18,472)
                                                          ---------------    -------------

NET LOSS                                                 $      (339,756)  $   (1,763,251)
                                                         ================  ===============

Net loss per share - basic and diluted                   $         (0.06)  $        (0.35)
                                                         ================  ===============
Weighted average number of shares
   outstanding during the period -
   basic and diluted                                           5,829,077        5,000,292
                                                         ================   ==============

                                 See accompanying notes to financial statements

                                MEDIA FORUM INTERNATIONAL, INC.
                      STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                        FOR THE PERIOD FROM JULY 1, 1997 TO MARCH 31, 1999

                                                                                                ACCUMULATED
                                                                                                   OTHER
                                               COMMON STOCK          ACCUMULATED  SUBSCRIPTIONS COMPREHENSIVE
                                             SHARES     AMOUNT          DEFICIT    RECEIVABLE       LOSS         TOTAL
Balance, June 30, 1997                       4,483,170   $2,648,382   $(1,623,532)  $(45,054)     $(99,450)  $   880,346

Common stock issuance to founders              800,000       80,000             -          -             -        80,000

Common stock issuance for cash                   8,000       10,000             -          -             -        10,000

Common stock issuance for services             382,633      649,608             -          -             -       649,608

Common stock issuance for equipment             15,000       45,000             -          -             -        45,000

Common stock issuance subject to litigation     75,000            -             -          -             -             -

Conversion of shares pursuant to settlement
agreement                                     (605,000)    (816,750)            -          -             -      (816,750)

Net loss for the year ended June 30, 1998            -            -    (1,763,251)         -             -    (1,763,251)

Unrealized gain on marketable
  securities                                         -            -             -          -        19,500        19,500
                                             ---------    ---------    ----------    -------       --------    ----------
BALANCE, JUNE 30, 1998                       5,158,803    2,616,240    (3,386,783)   (45,054)      (79,950)     (895,547)

Common stock issuance for services             875,000      183,250             -          -             -       183,250

Common stock issuance in exchange for           35,000
 elated party debt                             700,000       35,000

Write off of uncollectible receivable                -            -             -     45,054          -        45,054

Net loss for the nine months ended
  ended March 31, 1999                               -            -      (339,756)         -          -      (339,756)

Unrealized  gain on marketable securities            -            -             -          -      1,950         1,950
                                            ----------   ----------   ------------  --------   ---------  ------------
BALANCE, MARCH 31, 1999                      6,733,803   $2,834,490   $(3,726,539)  $      -   $(78,000)  $  (970,049)
                                            ==========   ==========   ============  ========   =========  ============

                                  See accompanying notes to financial statements

                                         MEDIA FORUM INTERNATIONAL, INC.
                                            STATEMENTS OF CASH FLOWS



                                                                 FOR THE NINE         FOR THE
                                                                 MONTHS ENDED       YEAR ENDED
                                                                 MARCH 31, 1999    JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        $      (339,756)  $   (1,763,251)
   Adjustments to reconcile net loss to net cash used in        ----------------  ---------------
     operating activities:
       Depreciation and amortization                                          -          293,086
       Expenses incurred in exchange for common stock                   218,250          729,608
       Loss on impairment of fixed and intangible assets                      -          494,451
       Bad debt expense                                                  45,054                -
   Changes in operating assets and liabilities:
     (Increase) decrease in:
       Prepaid rent                                                           -            2,125
       Interest receivable                                                4,500           (4,500)
       Security deposits                                                      -           11,628
       Organizational costs                                                   -            1,264
     Increase (decrease) in:
       Accounts payable                                                       -           97,235
       Interest payable                                                  16,952           22,500
       Accrued compensation                                              55,000           91,550
       Cash overdraft                                                         -               14
   Total adjustments to reconcile net loss to net cash used in  ---------------      -----------
     operating activities                                               339,756        1,738,961
                                                                ---------------      -----------
Net cash used in operating activities                                         -          (24,290)
                                                                ---------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH PROVIDED BY INVESTING ACTIVITIES                                     -                -
                                                                ---------------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of monies due to stockholders                                         -          (11,420)
Proceeds from issuance of common stock                                        -           10,000
                                                                 --------------      ------------
NET CASH USED IN FINANCING ACTIVITIES                                         -           (1,420)
                                                                 --------------      ------------
NET INCREASE (DECREASE) IN CASH                                               -          (25,710)

Cash and cash equivalents at beginning of period                              -           25,710
                                                                 --------------      ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD
                                                                $             -   $            -
                                                                ===============   ===============

                                              MEDIA FORUM INTERNATIONAL, INC.
                                                STATEMENTS OF CASH FLOWS

                           FOR THE NINE MONTHS ENDED          FOR THE YEAR ENDED

                                                                 MARCH 31, 1999    JUNE 30, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        $      (339,756)  $   (1,763,251)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                          -          293,086
       Expenses incurred in exchange for common stock                   218,250          729,608
       Loss on impairment of fixed and intangible assets                      -          494,451
       Bad debt expense                                                  45,054                -
   Changes in operating assets and liabilities:
     (Increase) decrease in:
       Prepaid rent                                                           -            2,125
       Interest receivable                                                4,500           (4,500)
       Security deposits                                                      -           11,628
       Organizational costs                                                   -            1,264
     Increase (decrease) in:
       Accounts payable                                                       -           97,235
       Interest payable                                                  16,952           22,500
       Accrued compensation                                              55,000           91,550
       Cash overdraft                                                         -               14
   Total adjustments to reconcile net loss to net cash used in
     operating activities                                               339,756        1,738,961

Net cash used in operating activities                                         -          (24,290)

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH PROVIDED BY INVESTING ACTIVITIES                                     -                -

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of monies due to stockholders                                         -          (11,420)
Proceeds from issuance of common stock                                        -           10,000
NET CASH USED IN FINANCING ACTIVITIES                                         -           (1,420)

NET INCREASE (DECREASE) IN CASH                                               -          (25,710)

Cash and cash equivalents at beginning of period                              -           25,710

CASH AND CASH EQUIVALENTS AT END OF PERIOD
                                                                $             -   $            -





SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES:
------------------------------------------------------------------------------

The Company's marketable securities are carried at their fair value based upon the quoted market prices of those investments at March 31, 1999 and June 30, 1998. Accordingly, unrealized gains and losses are included in stockholders' deficiency (See Note 3). The unrealized losses at March 31, 1999 and June 30, 1998 were $1,950 and $19,500, respectively.

During January 1998, the Company acquired computer equipment from an individual in exchange for 15,000 shares of the Company's common stock at $3.00 per share. The equipment was valued at $45,000 (See Note 4).

In February 1998, the Company entered into an amended agreement with UCM, Ltd. ("UCM") to reduce the original purchase price of the February 1997 agreement (See Note 5). UCM relinquished the 1,150,000 shares previously issued in its name and received 545,000 shares of restricted common stock. At this time, a reduction in the value of the intangibles of $816,750 was recorded and charged to equity since the substance of the transaction was an amendment to the purchase price.

                         See accompanying notes to finanacial statements

                         MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  ORGANIZATION

(A)     ORGANIZATION

Media Forum International, Inc. (the "Company"), was incorporated in the State of Florida on March 6, 1997 to develop, market and support commercial Internet and Intranet services, software solutions and applications which enables small and large businesses alike to reach their target markets on a global basis. The Company's fiscal year end is June 30.

On May 30, 1997, the Company merged with Imaging Systems Synergies, Inc. ("ISS"), a Delaware corporation. The shareholders of ISS, who were also shareholders of the Company prior to the merger, received stock of the Company on a one-for-one basis. The merger was accounted for as a combination of entities under common control and a recapitalization of the Company.

(B)     USE  OF  ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)     CASH  AND  CASH  EQUIVALENTS

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D)     ORGANIZATION  COSTS

During the fiscal year ended June 30, 1998, the Company elected early adoption of Statement of Position 98-5 ("SOP 98-5") "Reporting on the Costs of Start-Up Activities." SOP 98-5 states that costs of start-up activities, including organization costs, should be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. Earlier application is encouraged in fiscal years for which annual financial statements have not been issued. The cumulative effect of this accounting change during the fiscal year ended June 30, 1998 was not material.

(E)     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.

                          MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998


 For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The carrying amounts of the Company's financial instruments, including accounts payable, accrued liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments.

(F)     MARKETABLE  SECURITIES

     The Company accounts for investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") which is the pronouncement on accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Except for debt securities classified as held-to-maturity securities, which are reported at amortized cost, SFAS 115 requires that investments in debt and equity securities be reported at fair value and that the fair value of held-to-maturity securities be disclosed.

     Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. Investments classified as held-to-maturity are carried at amortized cost. In determining realized gains and losses, the cost of the securities sold is based on the specific identification method.

(G)     PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost and depreciated using the double-declining balance method over the estimated economic useful lives of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

(H)     INTANGIBLES

     Intangible assets included copyrights, customer lists, licenses, a non-compete agreement and miscellaneous other intangibles acquired from a company in February 1997 (See Note 5). The intangible assets were being amortized over three years beginning March 1, 1997 using the straight-line method. Amortization expense for the year ended June 30, 1998 was $258,750. There was no amortization expense during the nine months ended March 31, 1999, since the intangible assets were written down due to impairment (See Note 5).

                         MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

(I)     INCOME  TAXES

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense in the periods ended March 31, 1999 and June 30, 1998 due to the net losses. The deferred tax asset of approximately $802,000 as of March 31, 1999 and $757,000 as of June 30, 1998 arising from net operating loss carryforwards of approximately $2,360,000 and $2,228,000 respectively, has been fully offset by a valuation allowance.

(J)     CONCENTRATION  OF  CREDIT  RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(K)     LOSS  PER  SHARE

     Net loss per common share for the nine months ended March 31, 1999 and for the year ended June 30, 1998 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". At March 31, 1999 and June 30, 1998 there were 150,000 common stock equivalents in the form of convertible debt. Such convertible debt is subject to litigation (See Note 7). The common stock equivalents have not been included in the computation of the loss per share since at March 31, 1999 and June 30, 1998 the effect was anti-dilutive.

(L)     REVENUE  RECOGNITION

The Company recognizes revenue as earned. During the fiscal year ended June 30, 1998, the Company's revenues were primarily derived from the development of web sites and production of informational and promotional CDs for product launches of their customers. The Company was inactive during the nine months ended March 31, 1999.

                          MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF MARCH 31, 1999 AND JUNE 30, 1998

(M)     RECENT  ACCOUNTING  PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" revises employers' disclosure requirements about pension and other post-retirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No. 133, "Accounting for Derivative Instruments and Hedging
Activities", as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company's adoption of pronouncements No. 130, 131, and 132 did not have a material effect on the Company's financial position or results of operations. The Company believes that its adoption of pronouncement No. 133, as amended by No. 137, will not have a material effect on the Company's financial position or results of operations.

NOTE  2     INTEREST  RECEIVABLE

Interest receivable was comprised of interest accrued on the stock subscription receivable of $45,054 that was recorded prior to July 1, 1997. Interest income of $4,500 was accrued as of June 30, 1998. An additional $3,379 was accrued during the nine months ended March 31, 1999 resulting in a total interest receivable of $7,879. At March 31, 1999, the interest receivable and subscription receivable were written off because management deemed them to be uncollectible.

NOTE  3     MARKETABLE  SECURITIES

The Company's marketable securities are comprised of equity securities, all classified as available-for-sale securities, which are carried at their fair value based upon the quoted market prices of those investments at March 31, 1999 and June 30, 1998. Accordingly, unrealized gains and losses are included in stockholders' deficiency.

The composition of marketable equity securities at March 31, 1999 and June 30, 1998 is as follows:

                          MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      AS OF MARCH 31, 1999 AND JUNE 30, 1998


                                     March 31, 1999                       June 30, 1998
                                        Gross                                 Gross
                                      Unrealized         Fair               Unrealized         Fair
                          Cost       Gain (Loss)         Value    Cost      Gain (Loss)       Value
                         --------------------------------------   ---------------------------------
Available-for-sale
  Securities:
    Common Stock            $126,750   $(78,000)         $48,750  $126,750  $(79,950)         $46,800


NOTE  4     PROPERTY  AND  EQUIPMENT

On May 30, 1997 the Company merged with ISS (See Note 1(A)) which was accounted for as a combination of entities under common control and a recapitalization of the Company. The Company recorded fixed assets in the amount of $176,635 and leasehold improvements in the amount of $9,173 as a result of the merger. As a result of the Company's subsequent inactivity and potential of merging with another, dissimilar company (See Note 14(A)), the fixed assets were no longer useful to the Company. The Company wrote down the fixed assets against operations during the year ended June 30, 1998 due to the impairment in their value resulting in a net loss on impairment of $146,951.

During January 1998, the Company acquired computer equipment from an individual in exchange for 15,000 shares of the Company's common stock at $3.00 per share. The equipment was valued at $45,000. As a result of the Company's subsequent inactivity and potential of merging with another, dissimilar company, the fixed assets were no longer useful to the Company. The Company wrote down the fixed assets against operations during the year ended June 30, 1998 due to the impairment in their value resulting in a net loss on the impairment of $45,000.

NOTE  5     INTANGIBLE  ASSETS

     In February 1997, ISS (See Note 1(A)) acquired a group of intangible assets from UCM, Ltd. ("UCM"). ISS issued 1,150,000 shares of common stock, valued at $1,552,500, based on the discounted quoted trading price of ISS at the acquisition date, in exchange for the intangibles. The intangibles consisted of copyrights, customer lists, licenses, a non-compete agreement and miscellaneous other intangibles.

     In February 1998, the Company entered into an agreement with UCM (which was in administrative receivership and liquidation at the time) to amend the original agreement between the parties in order to reduce the original purchase price. Pursuant to this agreement, UCM relinquished the 1,150,000 shares previously issued in its name and received 545,000 shares of restricted common stock. At that time, a reduction in the value of the intangibles of $816,750 was recorded and charged to equity since the substance of the transaction was an amendment to the purchase price.

                            MEDIA FORUM INTERNATIONAL, INC.
                             NOTES TO FINANCIAL STATEMENTS
                           AS OF MARCH 31, 199 AND JUNE 30, 1998

The Company was inactive during the nine months ended March 31, 1999 and merged with another company in April 1999 (See Note 14 (A)). The newly formed company's revenue streams will be based on new technology that is being developed. The intangible assets that ISS acquired were no longer useful to the Company as of June 30, 1998. The Company determined that the carrying value of the intangible assets was no longer recoverable since the fair value of the intangibles was estimated to be zero. The $304,500 carrying value of the intangibles (reduced carrying value of $735,750 less accumulated amortization of $431,250 through June 30, 1998) has been written down to zero and an impairment loss of $304,500 has been charged to operations in 1998.

NOTE  6     ACCRUED  COMPENSATION

The Company has a consulting agreement with an individual to serve as the Chief Executive Officer of the Company (See Note 12 (A)). The individual agreed to defer payment of the amounts owed pursuant to the agreement due to the Company's lack of funds. During the nine months ended March 31, 1999, the Company issued 700,000 shares of its common stock at $.05 per share, which represents the fair market value of the common stock at that time as determined by the Company's Board of Directors, to satisfy $35,000 of the amounts due to the individual. The Company owed the individual $131,550 at March 31, 1999 and $91,550 at June 30, 1998 for consulting fees relating to this agreement.

NOTE  7     NOTE  AND  INTEREST  PAYABLE

On December 6, 1996, ISS (See Note 1 (A)) signed a promissory note to a company ($75,000) and an individual ($25,000) ("the payees") for a total amount of $100,000 due January 30, 1997 with interest accruing on the outstanding principal balance at the rate of 15 percent per year. The note could also be converted, at the payee's option, into the common stock of ISS into the number of shares that could be purchased at a conversion price equal to $2.00 per conversion share.

The due date of the note was extended to May 16, 1997. On May 20, 1997 an amendment to the convertible promissory note was made which assigned the individual's portion of the promissory note ($25,000) to Media Forum International, Inc. In addition, the company who previously loaned $75,000 made an additional loan to ISS in the amount of $75,000. The amendment also stipulated a change in the conversion price per share to $1.00 per share. When Media Forum International, Inc. and ISS merged, the $25,000 note assigned to the Company was nullified leaving a remaining convertible note payable balance of $150,000 as of May 30, 1997.

During December 1997, the Company issued 75,000 common shares to settle the amounts due to the payee. However, a dispute arose as to whether the payee authorized the issuance of the shares. The payee filed a lawsuit in December 1997 to enforce the convertible promissory note. The note payable has not been removed from the financial statements due to the ongoing lawsuit. The Company and its counsel cannot predict the results of these actions but believes that the likelihood of an unfavorable outcome is greater than 50%. Although the Company has some viable defenses to the lawsuit, it is more likely than not that the court will find monetary sums are due to the payee under the convertible promissory note. The Company has recorded interest payable in the amounts

                         MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

of  $7,397,  $29,897,  and $46,849 as of June 30, 1997, June 30, 1998, and March
31, 1999, respectively. The total payable of principal and accrued interest at March 31, 1999 totaled $196,849. Pursuant to the Company's legal counsel, the range of the potential loss is believed to be between $175,000 and $250,000. Management believes that the amount recorded on its financial statements at March 31, 1999 and June 30, 1998 fairly reflects its potential liability.

NOTE  8     DUE  TO  STOCKHOLDERS

As of March 31, 1999 and June 30, 1998, the Company owed certain of its principal stockholders amounts aggregating $422,561. On May 25, 1999, the Company entered into a settlement agreement with those stockholders to release each other of all known and unknown, fixed or contingent claims (See Note 14
(B)). In July of 1999, 600,000 shares were issued to the stockholders pursuant to the agreement to settle the debt owed (See Note 14 (B)).

NOTE  9     ADVANCES  PAYABLE

During the nine months ended March 31, 1999, Advanced Communications Technologies, Inc. (See Note 14 (A)) paid for certain expenses on behalf of the Company. The total of the payments aggregated $15,000 at March 31, 1999.

NOTE  10     STOCKHOLDERS'  DEFICIENCY

(A)     COMMON  STOCK

     The Company was originally authorized to issue 10,000,000 shares of common stock at no par value. On April 7, 1999, the Company filed an amendment to their articles of incorporation and changed the maximum number of shares authorized to 100,000,000. The accompanying financial statements have been retroactively adjusted for this amendment. There were 6,733,803 and 5,158,803 shares of common stock issued and outstanding as of March 31, 1999 and June 30, 1998, respectively.

(B)     PRIVATE  PLACEMENTS

(i) On October 7, 1996, Imaging Systems Synergies, Inc. (See Note 1 (A)) issued an offering memorandum for the sale of 100,000 units at $2.50 a Unit. Each unit consisted of one share of Common Stock, no par value per share, and three Stock Purchase Warrants. Each Warrant entitled the holder to purchase one share of Common Stock of the Company at a purchase price of $2.50. There were 84,100 shares and 252,300 warrants issued under this offering. The warrants expired October 7, 1997.

(ii) On March 24, 1997, the Company issued an offering memorandum for the sale of 60,000 units at $2.50 a Unit. Each unit consisted of one share of Common Stock, no par value per share, and three Stock Purchase Warrants Each

                       MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

Warrant entitled the holder to purchase one share of Common Stock of the Company at a purchase price of $2.50. There were 30,000 shares and 90,000 warrants issued under this offering. The warrants expired January 7, 1998.

NOTE  11     AFFILIATED  COMPANIES  AND  RELATED  PARTIES

(A)     GLOBAL  COMMUNICATIONS  TECHNOLOGY  CONSULTANTS,  INC.

The  individual  who  owns  Global  Communications  Technologies  Ltd,  a  17%
stockholder  of  the  Company,  wholly  owns  global  Communications  Technology
Consultants,  Inc.,  a  related  party  (See  Note  12(A)).

(B)     LEGAL  COUNSEL

     Certain of the Company's legal counsel are also stockholders of the Company.

NOTE  12     COMMITMENTS  AND  CONTINGENCIES

(A)     CONSULTING  /  EMPLOYMENT  AGREEMENT

On November 21, 1997, the Company entered into an agreement with Global Communications Technology Consultants, Inc. ("GCTC") (See Note 11) whereby the Company engaged GCTC as consultants to the Company, and hired a GCTC employee as Chief Executive Officer ("CEO") of the Company with the primary duties of identifying suitable acquisitions, procuring new financing and assisting with any of the Company's fund raising efforts in order to build and establish a substantial revenue and earnings stream for the Company.

The agreement had a term of one year and at the expiration of that term continued on a month to month basis. In consideration for the agreement the Company agreed to pay GCTC an annual consulting fee of $150,000 for the services of the CEO during the term of the agreement; the Company paid a one time signing fee of $10,000; and the Company issued the consultant 250,000 shares of restricted stock on the signing of the agreement and an additional 250,000 shares six months after the execution date of the agreement.

On July 1, 1998, the board of directors made a resolution to extend this agreement for an indefinite period of time for a fee of $10,000 per month or $120,000 per year. The Company is currently negotiating a long-term employment agreement with the individual.

The Company charged $90,000 and $97,500 to consulting expense pursuant to the consulting agreement during the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively. The Company accrued the majority of the fees due to the individual due to lack of funding (See Note 6). As of March 31, 1999

                         MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

and June 30, 1998, the Company owed the individual $131,550 and $91,550, respectively.

(B)     EMPLOYMENT  AGREEMENTS

          (i) On January 28, 1997 ISS entered into an employment agreement with an individual for the position of office manager. The term was for one year with an annual salary of $36,000. In addition to the salary, the individual received 5,000 shares of stock in ISS, which was converted to 5,000 shares of the Company valued at $12,500 based upon recent private placement offering prices at that time.

               On February 26, 1998, the Board of Directors extended the employment term until April 30, 1998. On April 30, 1998, the Company verbally extended the employment term for an indefinite period of time.

          (ii) On April 22, 1997, the Company entered into an employment agreement with an individual for the position of account and sales executive.
The term was for 12 months at an initial rate of $5,500 per month with commissions on sales of between 3-5% of the individual's gross sales dependent on the individual sale profitability. The contract was not extended past its initial term. As of March 31, 1999 and June 30, 1998, the Company owed the individual $11,580 for services rendered which is included in accounts payable. In June 1999, the Company issued 40,000 shares in full payment of the obligation.

(C)     CONSULTING  AGREEMENT

     On March 4, 1999, the Company entered into a consulting agreement with an investment resource company to arrange for funding of a reverse merger of a target into the Company (See Note 14 (A)). Upon successful completion of the merger, the consulting firm will also structure for funding a Regulation D, Rule 504 offering up to $1,000,000. The Company will compensate the consultant in the amount of 10% of the gross amount funded to the Company and 3% in non-accountable expenses.

     The Company received $1,060,500 in total during the period to April 1999 to July 1999 pursuant to this agreement. (See Note 14(J)). In lieu of the non-accountable expenses due to the consulting firm, the Company issued 33,750 shares of common stock having a fair value of $10,800, based on the quoted trading price of such common stock, to the consultants in June 1999.


NOTE  13     GOING  CONCERN

The Company's financial statements for the nine months ended March 31, 1999 and the year ended June 30, 1998 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and

                        MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

commitments in the normal course of business. The Company incurred net losses of $339,756 and $1,763,351 for the nine months ended March 31, 1999 and the year ended June 30, 1998, respectively. The Company's working capital deficiency of $970,049 and $895,547 at March 31, 1999 and June 30, 1998 may not enable it to meet such objectives as presently structured.

The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management's plans include merging with a target company (See Note 14 (A)) and raising additional funds pursuant to a Regulation D, Rule 504 offering (See Note 12 (C)). Management anticipates that the merger and additional funding will generate sufficient resources to assure continuation of the Company's operations.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE  14     SUBSEQUENT  EVENTS

(A)     MERGER  AGREEMENT

On April 7, 1999, the Company acquired Advanced Communications Technologies, Inc. ("ACT"), a Nevada corporation that owns the entire rights and interests, for the region of continental North and South America, to a development project called Universal Wide Spectrum Cellular ("UWSC") which will be marketed under the name "Spectrucell". The merger agreement stipulated that the Company issue, to the shareholders of ACT, nine shares of its common stock for every one share held by MFI stockholders. As a result of the merger, the shareholders of ACT received 60,224,227 common shares and became shareholders of approximately 90% of the Company. Generally accepted accounting principles require that the company whose shareholders retain a majority voting interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of the Company by ACT, and a recapitalization of ACT. Accordingly, the Company's financial statements will include the following: (1) the balance sheet will consist of ACT's net assets at historical cost and the Company's net assets at historical cost and (2) the statement of operations will include ACT's operations for the period presented and the operations of the Company from the date of merger.

The Company subsequently changed its name to Advanced Communications Technologies, Inc. Concurrent with the merger, the Company sold 5,000,000 shares of Regulation D, Rule 504D common stock for $1,060,500 (See Note 14 (J)).

(B)     SETTLEMENT  AGREEMENT

     On May 25, 1999, the Company, along with two of its principal stockholders and directors (herein called the "First Party"), entered into a settlement agreement with three former officers and directors who were also stockholders

                        MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

(herein called the "Second Party") to settle litigation filed by the First Party against the Second Party. The Second Party agreed to cease and desist from purporting to represent the Company in any capacity, making any statements or other communications on behalf of the Company, and taking any actions on behalf of the Company. The Second Party also releases, remises and acquits the First Party from any and all known or unknown, fixed or contingent claims, demands, actions or causes of action existing as of the date hereto and agrees not to institute any lawsuits or other court proceedings of any nature or king whatsoever, against the First Party.

In exchange for the Second Party's compliance with the above, the First Party agreed to dismiss the Complaint for Injunctive Relief and to withdraw the lawsuits with prejudice. In addition, the Company agreed to release the hold on all stock in the name of the Second Party once an option agreement (See Note 14
(C)) has been executed by the Second Party and a Third Party, and until all the stock in the Company has been deposited for sale pursuant to the terms of the said option agreement. The First Party agreed to issue in the name of the Second Party, 600,000 additional shares of rule 144 restricted stock of the Company within five days of the signing of the settlement agreement and the stock option agreement. The 600,000 shares were issued in the name of the Second Party on May 25, 1999 and delivered to the Second Party on October 19, 1999.

(C)     STOCK  OPTION  PURCHASE  AGREEMENT

On May 25, 1999, three stockholders of the Company (the secondary party discussed above) entered into a stock option purchase agreement with the third party mentioned above, whereby the stockholders agreed to sell to the third party 100% of the stock that they control directly or indirectly in the Company which would be from 1 to 1.2 million shares of existing stock issued and held. It was also agreed that 600,000 shares of Rule 144 restricted stock that the Company issued to the above mentioned stockholders (See Note 14 (B)), will also be sold to the third party by such stockholders.

(D)     SUBSIDIARY  FORMATION

On July 20, 1999, Advanced Global Communications, Inc. ("AGC") was incorporated in the State of Florida. AGC issued 1,000 shares of its common stock to the Company at $1.00 per share resulting in AGC becoming a wholly owned subsidiary of the Company (See Note 14(H)(ii)).

(E)     SUBLEASE  AGREEMENT

     On July 24, 1999, the Company entered into a sublease agreement for the rental of its business offices. The rental payments will be $1,250 per month with a lease term of six months commencing on the first day of August 1999 with an automatic extension. The sublease agreement was amended effective December 15, 1999 to increase the rental rate to $1,300 per month.

                       MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

(F)     SECURED  CONVERTIBLE  DEBENTURE  PURCHASE  AGREEMENT

     On September 30, 1999, the Company entered into a secured convertible debenture purchase agreement with two companies, which are already stockholders of the Company, whereby the Company desires to issue and sell an aggregate principal amount of $500,000 of the Company's 12% Secured Convertible Debentures due April 1, 2000 and which are convertible into shares of the Company's Class A Common Stock. Three secured convertible debentures were issued on September 30, 1999 for a total of $500,000. The debenture is convertible, at the holder's option, into shares of common stock in whole or in part at any time from time to time after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued but unpaid interest, by the conversion price. The conversion price in effect on any conversion date shall be 50% of the average of the bid price during the twenty trading days immediately proceeding the applicable conversion date. In addition, on September 30, 1999, the Company issued another convertible debenture to an unrelated party in the amount of $150,000. This debenture has the same features that the three debentures referred to above contain. The $60,500 overpayments received from the debenture subscribers as a result of their purchase of common stock under the private placement (See Note 14(J)) was applied to amounts due.

The convertible debentures contain a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, which in this case equals the same amount as the debt recorded of $650,000, was recorded as an interest expense and a component of equity on the issuance date.

(G)     EXECUTIVE  EMPLOYMENT  AGREEMENTS

(i) On November 7, 1999, the Company entered into an employment agreement with an individual to serve as President of the Company for a term of three years. The agreement may be extended for additional consecutive one-year periods by written agreement. The individual was to receive a salary of $150,000 per year on a monthly basis. As part of the consideration to the individual, the Company agreed to issue 500,000 shares of restricted Regulation 144 stock upon execution of the agreement (see below). In addition, the individual was to be granted employee incentive stock options to purchase the Company's common stock pursuant to an employee incentive stock option plan to be created by the Company. A total of 750,000 options will be granted over the employment term (see below).

                        MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

On November 16, 1999, the Company signed a residential lease agreement for the rental of an apartment for the President. The rental payments are $1,380 per month beginning on December 1, 1999 and terminating on November 30, 2000.

In January 2000, the aforementioned individual resigned from the position of President. The Company never issued the 500,000 shares of restricted Regulation 144 stock to the individual referred to in the employment agreement or the employee incentive stock options and is currently negotiating with the individual as to the amounts and existence of any liabilities for services rendered.

(ii) On November 29, 1999, the Company entered into and executed an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. These functions include oversight of the Company's financial affairs, assistance in the preparation of budgets, providing strategic business advice from the financial planning perspective, and other related responsibilities. As compensation for these services, the Company will pay the sum of $5,000 per month, payable monthly in advance, plus 100,000 restricted shares of the Company's common stock. The issuance of stock will be recorded as consulting expense over the service period based upon the trading price of the stock at the agreement date. The term of this agreement shall be the earlier of (a) the execution of a definitive, renegotiated agreement, and (b) March 31, 2000

     (H)     ACQUISITIONS

(i) On June 3, 1999, the Company entered into an Acquisition of Interest and Related Matters agreement with Kentel LLC ("Kentel"), a limited liability company organized under the laws of the State of California that is in the communications industry. Kentel required funding to pay overdue expenses and to fund operations for the next three months. Kentel affirmed that it had numerous transactions pending that would generate significant revenues in a relatively short period of time and make Kentel a highly profitable business. The Company received a 51% equity interest in Kentel pursuant to the Acquisition of Interest and Related Matters agreement in exchange for the following: (a) a contribution of the sum of $100,000 to Kentel by June 4, 1999, (b) providing up to an additional $100,000 in operating capital to Kentel over the next 90 days on an as-needed/as-agreed basis, commencing on June 15, 1999, and (c) enabling Kentel to upgrade its switch through providing a guarantee or other financial accommodations.

     During June and July 1999, the Company transferred funds to Kentel in the amount of $170,000. Subsequently, a dispute arose between the Company, the CEO of Kentel and Kentel. The Company collected $16,000 on the debt owed to it and a $154,000 promissory note, dated December 1, 1999, secured by deed of trust from a member of the CEO's family. The sum of $154,000 plus interest from November 1, 1999 at the rate of ten percent per year is due on or before February 1, 2000.

                        MEDIA FORUM INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998

(ii)     In  November  of 1999, AGC, the Company's newly formed subsidiary  (See
Note 14(D)) entered into an agreement with the Company, World IP Incorporated ("World IP"), Sur Communications, S.A. (a Chilean corporation) ("Sur"), Acinel, S.A. (an Argentinean corporation) (Acinel), and the former shareholders of World IP. Under this agreement, AGC subscribed for the purchase of 1,020 shares, or 51%, of World IP common stock for $95,000 cash to be paid by January 12, 2000. The former shareholders of World IP owned the remaining 49% of World IP. At the closing date, World IP executed a shareholder agreement with AGC and its former shareholders. In addition to the cash paid for the stock, AGC will pay up to $60,000 to World IP which funds will be used to open a point of presence in Venezuela. As additional consideration for the issuance of the stock, the Company has issued 500,000 shares of restricted common stock to the former shareholders of World IP. Sur and Acinel have both issued 100% of their common stock to World IP. Six months from the closing date of the agreement, AGC and the Company will measure the combined performance of World IP, Sur and Acinel, and issue additional common stock to the former shareholders of World IP based on its performance. The amount of additional shares of ACT common stock to be issued to the former shareholders of World IP shall be equal to the lesser of
(i) 1,000,000 shares, or (ii) the number of shares according to a schedule based upon the combined gross monthly income of World IP, Sur and Acinel.

(I)     CONSULTING  AGREEMENT

     On December 6, 1999, the Company entered into a finder's fee agreement with a company to (i) introduce a target company to the Company to perform a reverse merger and (ii) find the anticipated funding requirements for the Company, which are $5 million at the close of the merger, $10 million upon the effectivity of the S-4 registration statement and a subsequent, ongoing, equity line of $25 million. The finder's fee for the reverse merger shall be 500,000 shares of the post-merged public company. The shares will contain immediate piggyback registration rights beginning with the first registration statement after the first S-4 registration statement.

(J)     PRIVATE  PLACEMENT

During the period of April 1999 to July 1999, pursuant to a private placement under Regulation D, Rule 504, the Company issued 5,000,000 shares of common stock at $0.20 per share. The Company received $1,060,500 from the investors, which included an overpayment of $60,500. The overpayment was included in liabilities until such as time as it was credited to the same investors who subscribed to convertible debentures in September 1999 (See Note 14(F)). The Company incurred offering expenses of $100,000 cash and 33,750 shares of its common stock valued at $10,800 based on the quoted trading price of such common stock. The value of the cash and common stock has been charged to equity as direct costs of the offering.

                             ADVANCED COMMUNICATIONS
                               TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                    CONTENTS


PAGE     1           INDEPENDENT AUDITORS' REPORT

PAGE     2           BALANCE SHEET AT JUNE 30, 1999

PAGE     3           STATEMENTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 1999
                     AND FOR THE PERIOD FROM APRIL 30, 1998 (INCEPTION)
                     TO JUNE 30, 1999

PAGE     4           STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR THE
                     PERIOD FROM APRIL 30, 1998 (INCEPTION) TO JUNE 30, 1999

PAGE     5           STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED JUNE 30, 1999
                     AND FOR THE PERIOD FROM APRIL 30, 1998 (INCEPTION) TO

PAGES    6 - 18      NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


To  the  Board  of  Directors  of:
 Advanced  Communications  Technologies,  Inc.

We have audited the accompanying balance sheet of Advanced Communications Technologies, Inc. (a development stage enterprise) as of June 30, 1999 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year ended June 30, 1999 and for the period from April 30, 1998 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Advanced Communications Technologies, Inc. (a development stage enterprise) as of June 30, 1999, and the results of its operations and its cash flows for the year ended June 30, 1999 and for the period from April 30, 1998 (inception) to June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company's significant operating loss and working capital deficiency at June 30, 1999 of $668,232 raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEINBERG  &  COMPANY,  P.A.
Boca  Raton,  Florida
January  28,  2000

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                               AS OF JUNE 30, 1999


ASSETS
CURRENT ASSETS
    Cash                                             $ 10,020
    Stock subscription receivable                     373,500
    Loans receivable                                  150,000
    Marketable securities                              29,250
                                                      -------
TOTAL CURRENT ASSETS                                  562,770
                                                     --------
PROPERTY & EQUIPMENT - NET                              3,953
                                                     --------
OTHER ASSETS
    Advances receivable - related party               310,000
                                                     --------
TOTAL OTHER ASSETS                                    310,000
                                                     --------
TOTAL ASSETS                                         $876,723
                                                    =========
LIABILITIES  AND  STOCKHOLDERS'  DEFICIENCY

LIABILITIES

CURRENT  LIABILITIES
Accounts payable                                $     318,994
Accrued compensation                                  111,550
Interest payable                                       52,397
Note payable                                          150,000
Other liabilities                                     175,500
Due to stockholders                                   422,561
                                                  -----------
TOTAL CURRENT LIABILITIES                           1,231,002
                                                  -----------
COMMITMENTS  AND  CONTINGENCIES

STOCKHOLDERS'  DEFICIENCY
 Common  stock,  no  par  value,
  100,000,000  shares
   authorized, 73,312,280 shares issued
  and outstanding                                     416,183
Accumulated deficit during development stage         (672,962)
Accumulated other comprehensive loss                  (97,500)
                                                   -----------
TOTAL STOCKHOLDERS' DEFICIENCY                       (354,279)
                                                   -----------

TOTAL  LIABILITIES  AND
 STOCKHOLDERS' DEFICIENCY                       $     876,723
                                                   ===========

                            See accompanying notes to financial statements

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS



                                                                                  FOR THE
                                                                                PERIOD FROM
                                                         FOR THE YEAR          APRIL 30, 1998
                                                            ENDED               (INCEPTION)
                                                         JUNE 30, 1999        TO JUNE 30, 1999



SALES                                                    $         -             $     -
COST OF SALES                                                      -                   -
                                                         -------------------   -----------------
GROSS PROFIT                                                       -                   -
                                                         --------------------  -----------------

OPERATING EXPENSES
    Consulting fees                                                  416,666             416,666
    Depreciation expense                                               2,635               2,635
    Professional fees                                                148,379             148,379
    Other selling, general and administrative expenses               105,594             105,594
                                                          ------------------    ----------------
TOTAL OPERATING EXPENSES                                             673,274             673,274
                                                          ------------------    ----------------
NET LOSS FROM OPERATIONS                                            (673,274)           (673,274)
                                                          -------------------   -----------------
OTHER INCOME/(EXPENSE)
    Interest expense                                                  (5,580)             (5,580)
    Other income                                                       5,892               5,892
                                                          -------------------   -----------------
TOTAL OTHER INCOME/ (EXPENSE)                                            312                 312
                                                          -------------------   -----------------
NET LOSS                                                 $          (672,962)  $        (672,962)
                                                         ====================  ==================

Net loss per share - basic and diluted                   $             (0.01)  $           (0.01)
                                                         ====================  ==================
Weighted average number of shares
   outstanding during the period -
   basic and diluted                                              59,050,301          58,924,974
                                                         ===================   =================

                  See accompanying notes to financial statements

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS


                                                                      ACCUMULATED    ACCUMULATED
                                                                      DEFICIT DURING    OTHER
                                               COMMON STOCK            DEVELOPMENT   COMPREHENSIVE
                                           SHARES        AMOUNT           STAGE         INCOME           TOTAL
------------------------------------------------------------------------------------------------------------------
Founders' stock issued for cash              55,568,011  $     1,160   $         -   $      -          $    1,160
                                            -----------  -----------   -----------   --------         ------------
BALANCE, JUNE 30, 1998                       55,568,011        1,160             -          -               1,160

Stock issued in exchange for cash             4,656,216       56,116             -          -              56,116

Contribution of capital                               -        5,600             -          -               5,600

Recapitalization:
  Stock issued to Media Forum
   International, Inc. stockholders           6,733,803    2,834,490    (3,726,539)   (97,500)           (989,549)
  Reclassification of accumulated deficit             -   (3,726,539)    3,726,539          -                   -

Stock issued for services                     1,259,250      330,166             -          -             330,166

Stock issued in exchange for debt                95,000       25,990             -          -              25,990

Stock issued for cash                         5,000,000    1,000,000             -          -           1,000,000

Offering costs of private placement                   -     (110,800)            -          -            (110,800)

Net loss for the year ended June 30, 1999             -            -      (672,962)         -            (672,962)
                                             ----------  -----------   ------------  --------          -----------
BALANCE, JUNE 30, 1999                       73,312,280  $   416,183   $  (672,962)  $(97,500)         $ (354,279)
                                             ==========  ===========   ============  =========         ===========

                         See accompanying notes financial statements




                                                                             FOR THE
                                                                           PERIOD FROM
                                                         FOR THE YEAR     APRIL 30, 1998
                                                            ENDED         (INCEPTION) TO
                                                         JUNE 30, 1999    JUNE 30, 1999
                                                         --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                 $     (672,962)  $      (672,962)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                2,635             2,635
     Expenses incurred in exchange for common stock             330,166           330,166
     Intercompany transaction                                   (15,000)          (15,000)
  Changes in operating assets and liabilities:
   Increase (decrease) in:
     Accounts payable                                            (7,855)           (7,855)
     Interest payable                                             5,548             5,548
     Accrued compensation                                       (20,000)          (20,000)
     Other liabilities                                          115,000           115,000
                                                         --------------   ---------------
NET CASH USED IN OPERATING ACTIVITIES                          (262,468)         (262,468)
                                                         --------------   ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Loan to affiliated company                                   (310,000)         (310,000)
  Purchase of fixed assets                                       (6,588)           (6,588)
  Investment in Kentel LLC                                     (150,000)         (150,000)
                                                         --------------   ---------------
NET CASH USED IN INVESTING ACTIVITIES                          (466,588)         (466,588)
                                                         --------------   ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
Offering costs                                                  (10,800)          (10,800)
Proceeds from issuance of common stock                          748,716           749,876
                                                         --------------   ---------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       737,916           739,076
                                                         --------------   ---------------
NET INCREASE IN CASH                                              8,860            10,020

Cash and cash equivalents at beginning of period                  1,160                 -
                                                         --------------   ---------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD               $       10,020   $        10,020
                                                         ==============   ===============


                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

On April 7, 1999, the Company merged with Media Forum International, Inc. ("MFI") (See Note 1 (A)). The merger was treated as an acquisition of MFI by the Company and as a recapitalization of the company. Accordingly, the balance sheet includes the net assets of the Company at historical cost and the net assets of MFI at historical cost. In addition, the accumulated deficit of MFI through March 31, 1999 has been reclassified to the equity of the Company.


                 See accompanying notes to financial statements

--------------------------------------------------------------------------------

The Company's marketable securities are carried at their fair value based upon the quoted market prices of those investments at June 30, 1999. Accordingly, unrealized gains and losses are included in stockholders' deficiency (See Note
4).  The  unrealized  loss  at  June  30,  1999  was  $97,500.

The Company issued 5,000,000 common shares pursuant to a private placement memorandum at $0.20 per share. The Company received $687,000 towards this issuance through June 30, 1999 and recorded a subscription receivable in the amount of $373,500 for the funds received in July 1999. The excess of $60,500 of the funds received under the private placement over the subscription amount was recorded as a liability at June 30, 1999. In addition, the consulting fee of $100,000 payable to the consulting firm who arranged for the private placement was accrued at June 30, 1999.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND ORGANIZATION

(A)     ORGANIZATION

Advanced Communications Technologies, Inc. (the "Company" or "ACT") was incorporated in the State of Nevada on April 30, 1998. The Company was inactive from April 1998 to June 1998 except for the issuance of founders' shares. The Company owns the entire rights and interests, for the region of continental North and South America, to a development project called Universal Wide Spectrum Cellular which will be marketed under the name of "Spectrucell". The rights and interests are licensed from the Company's Australian affiliate Advanced Communications Technologies Pty Ltd. (See Notes 3(i) and 10). The Company's fiscal year end is June 30.

On April 7, 1999, Media Forum International, Inc. ("MFI"), a Florida corporation, acquired all of the outstanding stock of ACT. The merger agreement stipulated that MFI issue to the shareholders of the Company nine shares of MFI's common stock for every one share held by the Company's stockholders. As a result of the merger, the shareholders of the Company received 60,224,227 shares and became shareholders of approximately 90% of MFI. Generally accepted accounting principles require that the company whose shareholders retain a majority voting interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of MFI by the Company and as a recapitalization of the Company. Accordingly, the financial statements include the following: (1) the balance sheet consists of the Company's net assets at historical cost and MFI's net assets at historical cost and (2) the statement of operations includes the Company's operations for the period presented and the operations of MFI from the date of merger.

(B)     USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C)     CASH  AND  CASH  EQUIVALENTS

     For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D)     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999


the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

     The carrying amounts of the Company's accounts payable, accrued liabilities, and loans payable approximates fair value due to the relatively short period to maturity for these instruments. The fair value of noncurrent receivables is estimated by discounting the future cash flows using the current rates at which similar loans would be made to such borrowers based on the remaining maturities, consideration of credit risks, and other business issues pertaining to such receivables. The carrying amount of the advances receivable
- related party at June 30, 1999 is $310,000 and the related fair value based on an effective discount rate of 5.876% is $196,335.

(E)     MARKETABLE  SECURITIES

     The Company accounts for investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") which is the pronouncement on accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Except for debt securities classified as held-to-maturity securities, which are reported at amortized cost, SFAS 115 requires that investments in debt and equity securities be reported at fair value and that the fair value of held-to-maturity securities be disclosed.

     Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. Investments classified as held-to-maturity are carried at amortized cost. In determining realized gains and losses, the cost of the securities sold is based on the specific identification method.

(F)     PROPERTY  AND  EQUIPMENT

Property and equipment are stated at cost and depreciated using the double-declining balance method over the estimated economic useful lives of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

(G)     INCOME  TAXES

     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current income tax expense in the periods ended June 30, 1999 due to the net loss. The deferred tax asset of approximately $228,800 as of June 30, 1999 arising from a net operating loss carryforward of $672,962 has been fully offset by a valuation allowance. In addition, a net operating loss carryforward of approximately $2,300,000 resulting from the pre-merger losses of Media Forum International, Inc. is available subject to annual usage limitations under the Internal Revenue Service Code. Such annual usage limitations may result in a substantial aggregate usage limitation over the total carryforward period.

(H)     CONCENTRATION  OF  CREDIT  RISK

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

(I)     LOSS  PER  SHARE

     Net loss per common share for the year ended June 30, 1999 and for the period from April 30, 1998 (inception) to June 30, 1999 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". At June 30, 1999 there were 150,000 common stock equivalents in the form of convertible debt. Such convertible debt is subject to litigation (See Note 7). The common stock equivalents have not been included in the computation of diluted loss per share since at June 30, 1999 the effect was anti-dilutive.

(J)     RECENT  ACCOUNTING  PRONOUNCEMENTS

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits" revises

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

employers' disclosure requirements about pension and other post-retirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No. 133, "Accounting for Derivative Instruments and Hedging
Activities", as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company's adoption of pronouncements No. 130, 131, and 132 did not have a material effect on the Company's financial position or results of operations. The Company believes that its adoption of pronouncement No. 133, as amended by No. 137, will not have a material effect on the Company's financial position or results of operations.

NOTE  2     STOCK  SUBSCRIPTION  RECEIVABLE

Pursuant to a Regulation D, Rule 504 private offering, the Company issued 5,000,000 shares of common stock to investors for proceeds of $1,060,500 (See Notes 9(B) and 11 (C)). The Company received $687,000 in cash pursuant to this stock issuance and has recorded a stock subscription receivable in the amount of $373,500 for the difference. The Company received $90,000 on July 2, 1999 and $283,500 on July 20, 1999 in payment of this receivable.

NOTE  3     ADVANCES  AND  LOANS  RECEIVABLE

(i) During April through June 1999, the Company advanced funds to a related Australian company that is wholly owned by a 23% shareholder of the Company.
(See Note 10(B)). These funds were provided in order to establish the related company's operations. The Company advanced $310,000 through June 30, 1999. Additional funds have been provided subsequent to June 30, 1999. The Company believes that these funds are collectable due to the response the Australian company has received on its private offering attempts (See Note 1(D) for fair value disclosure).

(ii) On June 3, 1999, the Company entered into an Acquisition of Interest and Related Matters agreement with Kentel LLC (See Note 12). The Company has advanced Kentel LLC $150,000 through June 30, 1999 pursuant to this agreement.

NOTE  4     MARKETABLE  SECURITIES

The Company's marketable securities are comprised of equity securities, all classified as available-for-sale securities, which are carried at their fair value based upon the quoted market prices of those investments at June 30, 1999. Accordingly, unrealized gains and losses are included in stockholders' deficiency. The composition of marketable equity securities at June 30, 1999 is as follows:

                                     Gross Unrealized
                         Cost          Gain (Loss)   Fair Value
                    -----------------  ------------  -----------
Available-for-sale
  Securities:
    Common Stock    $         126,750  $   (97,500)  $    29,250

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999


NOTE  5     PROPERTY  AND  EQUIPMENT

The  following  is  a  summary  of  property  and  equipment  at  June 30, 1999:

Computer  and  office  equipment               $6,588
Less:  Accumulated  depreciation               (2,635)
                                               ------
     Property  and  equipment  -  net          $3,953
                                               ======

NOTE  6     ACCRUED  COMPENSATION

The Company has a consulting agreement with an individual to serve as the Chief Executive Officer of the Company (See Note 11 (A)). The individual agreed to defer payment of the amounts owed to him pursuant to the agreement due to the Company's lack of funds. The Company owed the individual $111,550 at June 30, 1999 for consulting fees relating to this agreement.

NOTE  7     NOTE  AND  INTEREST  PAYABLE

MFI was obligated to pay $150,000 to a company (the "Payee") pursuant to a convertible promissory note. During December 1997, MFI issued 75,000 of its common shares to settle the amounts due to the payee; however, a dispute arose as to whether the payee authorized the issuance of the shares. The payee filed a lawsuit during December 1997 to enforce the convertible promissory note. The note payable has not been removed from the accompanying financial statements due to the ongoing lawsuit. The Company and its counsel cannot predict the results of these actions but believes that the likelihood of an unfavorable outcome is greater than 50%. Although the Company has some viable defenses to the lawsuit, it is more likely than not that the court will find monetary sums are due to the payee under the convertible promissory note. MFI owed interest in the amount of $46,849 as of the merger date. The Company has recorded interest payable in the amount of $5,548 for the period from the date of the merger to June 30, 1999. Total interest payable was $52,397 as of June 30, 1999 resulting in the total principal and accrued interest payable to the payee at June 30, 1999 of $202,397. Pursuant to the Company's legal counsel, the range of the potential loss is believed to be between $175,000 and $250,000. Management believes that the amount recorded on its financial statements at June 30, 1999 fairly reflects the Company's potential liability.

NOTE  8     DUE  TO  STOCKHOLDERS

As of June 30, 1999, the Company owed certain of its principal stockholders amounts aggregating $422,561. On May 25, 1999, the Company entered into a settlement agreement with those stockholders to release each other of all known and unknown, fixed or contingent claims (See Note 11 (D)). In July of 1999, 600,000 shares were issued to the stockholders pursuant to the agreement to settle the debt owed (See Note 11 (E)).

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999


NOTE  9     STOCKHOLDERS'  DEFICIENCY

(A)     COMMON  STOCK

     The Company was originally authorized to issue 25,000 shares of common stock at no par value. On April 7, 1999, pursuant to the merger with MFI, the Company filed an amendment to their articles of incorporation and changed the maximum number of shares authorized to 100,000,000. The accompanying financial statements have been retroactively adjusted for this amendment. There were 73,312,280 shares of common stock issued and outstanding as of June 30, 1999.

(B)     PRIVATE  PLACEMENT

     During the period of April 1999 to July 1999, pursuant to a private placement under Regulation D, Rule 504, the Company issued 5,000,000 shares of common stock at $.20 per share. The Company received $1,060,500 from the investors, which included an overpayment of $60,500. The overpayment was included in other liabilities until such time as it was credited to the same investors who subscribed to convertible debentures in September 1999 (See Note 14(C)). The Company incurred offering expenses of $100,000 cash and issued 33,705 shares of common stock valued at $10,800, based on the quoted trading price on the grant date, in lieu of the non-accountable expense reimbursement (See Note 11(C)). The value of the cash and common stock has been charged to equity as direct costs to the offering.

(C)     CONVERSION  OF  DEBT

     During April 1999, the Company issued 55,000 shares of its common stock to an individual as payment for amounts owed to the individual. The common stock was value at $11,990 based on the quoted trading price of the common stock. The individual was owed $20,303 at the time of issuance. A gain on the extinguishment of debt was recorded in the amount of $8,312 for the difference between the fair market value and the actual liability and is included in other income (See Note 11(D) for additional conversion of debt).

(D)     STOCK  ISSUED  FOR  SERVICES

     During the year ended June 30, 1999, the Company issued 1,259,250 shares of common stock for services valued based on the quoted trading price on the grant date, which aggregated $330,166.

NOTE  10     AFFILIATED  COMPANIES  AND  RELATED  PARTIES

(A)     GLOBAL  COMMUNICATIONS  TECHNOLOGY  CONSULTANTS,  INC.

Global Communications Technology Consultants, Inc., a related party, is wholly owned by the individual who owns Global Communications Technologies Ltd., a 23% stockholder of the Company (See Note 11 (A)).

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

(B)     ADVANCED  COMMUNICATIONS  TECHNOLOGIES  PTY  LTD.

Advanced Communications Technologies Pty. Ltd., an Australian company, is wholly owned by Global Communications Technologies Ltd., a 23% stockholder (See Notes 3
(i)  and  10  (A)).

(C)     LEGAL  COUNSEL

Certain  of  the  Company's  legal counsel are also stockholders of the Company.

NOTE  11     COMMITMENTS  AND  CONTINGENCIES

(A)     CONSULTING  /  EMPLOYMENT  AGREEMENT

On November 21, 1997, MFI entered into an agreement with Global Communications Technology Consultants, Inc. ("GCTC") (See Note 10(A)) whereby MFI engaged GCTC as consultants to MFI, and hired a GCTC employee as Chief Executive Officer ("CEO") of MFI with the primary duties of identifying suitable acquisitions, procuring new financing and assisting with any of MFI's fund raising efforts in order to build and establish a substantial revenue and earnings stream for MFI. The initial agreement stipulated a fee of $12,500 per month until November 1998.

On July 1, 1998, the board of directors of the Company made a resolution to extend this agreement for an indefinite period of time for a fee of $10,000 per month or $120,000 per year. The Company is currently negotiating a long-term employment agreement with the individual.

The Company charged $30,000 to consulting expense pursuant to the consulting agreement during the period from the merger date through June 30, 1999. The Company accrued the majority of the fees owed to the individual due to lack of funding (See Note 6). As of June 30, 1999, the Company owed the individual $111,550. This consists of $131,550 owed at March 31, 1999 pursuant to MFI's financial statements; $30,000 accrued on the Company's records and $50,000 paid during May and June 1999.

(B)     EMPLOYMENT  AGREEMENTS

On April 22, 1997, MFI entered into an employment agreement with an individual for the position of account and sales executive. The term was for 12 months at an initial rate of $5,500 per month with commissions on sales of between 3-5% of the individual's gross sales dependent on the individual sale profitability. The contract was not extended past its initial term. As of March 31, 1999, MFI owed the individual $11,580 for services rendered which was included in accounts payable. In June 1999, the Company issued 40,000 shares of its common stock with a fair market value of $14,000, based on the quoted trading price of the common stock, in full payment of the obligation. A loss on the extinguishment of debt was recorded in the amount of $2,420 for the difference between the fair market value and the actual liability and is included in other income.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999


(C)     CONSULTING  AGREEMENT

     On March 4, 1999, MFI entered into a consulting agreement with an investment resource company to arrange for funding of a reverse merger of a target into MFI (See Note 1 (A)). Upon successful completion of the merger, the consulting firm also structured for funding a Regulation D, Rule 504 investment up to $1,000,000. MFI agreed to compensate the consultant in the amount of 10% of the gross amount funded to MFI and 3% in non-accountable expenses.

     The Company received an aggregate of $1,060,500 (See Note 9 (B)) during the period from April 1999 to July 1999 pursuant to this agreement. In lieu of the non-accountable expense reimbursement due to the consulting firm, the Company issued 33,750 shares of common stock having a fair value of $10,800 to the consultants in June 1999 (See Note 9(B)).

(D)     SETTLEMENT  AGREEMENT

     On May 25, 1999, the Company, along with two of its stockholders and directors (herein called the "First Party"), entered into a settlement agreement with three stockholders (herein called the "Second Party") to settle litigation filed by the First Party against the Second Party. The Second Party agreed to cease and desist from purporting to represent the Company in any capacity, making any statements or other communications on behalf of the Company, and taking any actions on behalf of the Company. The Second Party also releases, remises and acquits the First Party from any and all known or unknown, fixed or contingent claims, demands, actions or causes of action existing as of the date hereto and agrees not to institute any lawsuits or other court proceedings of any nature or king whatsoever, against the First Party.

In exchange for the Second Party's compliance with the above, the First Party agreed to dismiss the Complaint for Injunctive Relief and to withdraw the lawsuits with prejudice. In addition, the Company agreed to release the hold on all stock in the name of the Second Party once an option agreement (See Note 11
(E)) has been executed by the Second Party and a Third Party, and until all the stock in the Company has been deposited for sale pursuant to the terms of the said option agreement. The First Party agreed to issue in the name of the Second Party, 600,000 additional shares of rule 144 restricted stock of the Company within five days of the signing of the settlement agreement and the stock option agreement. The option agreement was signed in July 1999 (See Note 11 (E)). The Company recognized an extraordinary gain of approximately $284,561 on the extinguishment of debt.

(E)     STOCK  OPTION  PURCHASE  AGREEMENT

On July 15, 1999, three stockholders of the Company (the secondary party discussed above) entered into a stock option purchase agreement with the third party mentioned above, whereby the stockholders agreed to sell to the third party 100% of the stock that they control directly or indirectly in the Company which would be from 1 to 1.2 million shares of existing stock issued and held. It was also agreed that 600,000 shares of Rule 144 restricted stock that the Company issued to the above mentioned stockholders (See Note 11 (D)), will also be sold to the third party by such stockholders.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

(F)     OTHER  LIABILITIES

Other liabilities include $115,000 of consulting expense that was under dispute as of the date of this report.

NOTE  12     ACQUISITION

     On June 3, 1999, the Company entered into an Acquisition of Interest and Related Matters agreement with Kentel LLC ("Kentel"), a limited liability company organized under the laws of the State of California that is in the communications industry. Kentel required funding to pay overdue expenses and to fund operations for the next three months. Kentel affirmed that it had numerous transactions pending that would generate significant revenues in a relatively short period of time and make Kentel a highly profitable business. The Company received a 51% equity interest in Kentel pursuant to the Acquisition of Interest and Related Matters agreement in exchange for the following: (a) a contribution of the sum of $100,000 to Kentel by June 4, 1999, (b) providing up to an additional $100,000 in operating capital to Kentel over the next 90 days on an as-needed/as-agreed basis, commencing on June 15, 1999, and (c) enabling Kentel to upgrade its switch through providing a guarantee or other financial accommodations.

     The Company transferred funds to Kentel in the amount of $150,000 during June 1999 and $20,000 during July 1999. Subsequently, a dispute arose between the Company, the CEO of Kentel and Kentel. The Company collected $16,000 on the debt owed to it and a $154,000 promissory note, dated December 1, 1999, secured by deed of trust from a member of the CEO's family. The sum of $154,000 plus interest from November 1, 1999 at the rate of ten percent per year is due on or before February 1, 2000.

NOTE  13     GOING  CONCERN

The Company's financial statements for the year ended June 30, 1999 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $672,962 for the year ended June 30, 1999. The Company's working capital deficiency of $668,232 at June 30, 1999 may not enable it to meet such objectives as presently structured.

The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. Management's plans include merging with a target company (See Note 14 (G)). Management anticipates that the merger will generate sufficient resources to assure continuation of the Company's operations.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999


NOTE  14     SUBSEQUENT  EVENTS

(A)     SUBSIDIARY  FORMATION

On July 20, 1999, Advanced Global Communications, Inc. ("AGC") was incorporated in the State of Florida. AGC issued 1,000 shares of its common stock to the Company at $1.00 per share resulting in AGC becoming a wholly owned subsidiary of the Company (See Note 14(E)).

(B)     SUBLEASE  AGREEMENT

     On July 24, 1999, the Company entered into a sublease agreement for the rental of its business offices. The rental payments were $1,250 per month with a lease term of six months commencing on the first day of August 1999 with an automatic extension. The sublease agreement was amended effective December 15, 1999 to increase the rental rate to $1,300 per month.

(C)     SECURED  CONVERTIBLE  DEBENTURE  PURCHASE  AGREEMENT

     On September 30, 1999, the Company entered into a secured convertible debenture purchase agreement with two companies, which are already stockholders of the Company, whereby the Company desires to issue and sell an aggregate principal amount of $500,000 of the Company's 12% Secured Convertible Debentures due April 1, 2000 and which are convertible into shares of the Company's Class A Common Stock. Three secured convertible debentures were issued on September 30, 1999 for a total of $500,000. The debenture is convertible, at the holder's option, into shares of common stock in whole or in part at any time from time to time after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by dividing the outstanding principal amount of the debenture to be converted, plus all accrued but unpaid interest, by the conversion price. The conversion price in effect on any conversion date shall be 50% of the average of the bid price during the twenty trading days immediately preceding the applicable conversion date. In addition, on September 30, 1999, the Company issued another convertible debenture to an unrelated party in the amount of $150,000. This debenture has the same features that the three debentures referred to above contain. The $60,500 overpayments received from the debenture subscribers as a result of their purchase of common stock under the private placement (See Note 14(H)) was applied to amounts due.

The convertible debentures contain a beneficial conversion feature computed at its intrinsic value which is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, which in this particular case equals the same amount as the debt recorded of $650,000, will be recorded as an interest expense and a component of equity on the issuance date

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                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

(D)     EXECUTIVE  EMPLOYMENT  AGREEMENTS

(i) On November 7, 1999, the Company entered into an employment agreement with an individual to serve as President of the Company for a term of three years from November 7, 1999 which may be extended for additional consecutive one-year periods by written agreement. The individual was to receive a salary of $150,000 per year on a monthly basis. As part of the consideration to the individual, the Company agreed to issue 500,000 shares of restricted Regulation 144 stock upon execution of the agreement (see below). In addition, the individual was to be granted employee incentive stock options to purchase the Company's common stock pursuant to an employee incentive stock option plan to be created by the Company. A total of 750,000 options were to be granted over the employment term (see below).

On November 16, 1999, the Company signed a residential lease agreement for the rental of an apartment for the President. The rental payments are $1,380 per month beginning on December 1, 1999 and terminating on November 30, 2000.

In January 2000, the aforementioned individual resigned from the position of President. The Company never issued the 500,000 shares of restricted Regulation 144 stock to the individual referred to in the employment agreement or the employee incentive stock options and is currently negotiating with the individual as to the amounts and existence of any liabilities for services rendered.

(ii) On November 29, 1999, the Company entered into and executed an employment agreement with a consulting organization to provide the functions customarily provided by a Chief Financial Officer. These functions include oversight of the Company's financial affairs, assistance in the preparation of budgets, providing strategic business advice from the financial planning perspective, and other related responsibilities. As compensation for these services, the Company will pay the sum of $5,000 per month, payable monthly in advance, plus 100,000 restricted shares of the Company's common stock. The issuance of stock will be recorded as consulting expense over the service period based upon the trading price of the stock at the agreement date. The term of this agreement shall be the earlier of (a) the execution of a definitive, renegotiated agreement, and (b) March 31, 2000.

(E)     ACQUISITIONS

     In November of 1999, AGC, the Company's newly formed subsidiary (See Note 14 (A)), entered into an agreement with the Company, World IP Incorporated ("World IP"), Sur Comunicaciones, S.A. (a Chilean corporation) ("Sur"), Acinel, S.A. (an Argentinean corporation) (Acinel), and the former shareholders of World IP. Under this agreement, AGC subscribed for the purchase of 1,020 shares, or 51%, of World IP common stock for $95,000 cash to be paid by January 12, 2000. The former shareholders of World IP owned the remaining 49% of World IP. At the closing date, World IP executed a shareholder agreement with AGC and its former shareholders. In addition to the cash paid for the stock, AGC will pay up to $60,000 to World IP which funds will be used to open a point of presence in

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                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS
                             AS OF JUNE 30, 1999

Venezuela. As additional consideration for the issuance of the stock, the Company has issued 500,000 shares of restricted common stock to the former shareholders of World IP. Sur and Acinel have both issued 100% of their common stock to World IP. Six months from the closing date of the agreement, AGC and the Company will measure the combined performance of World IP, Sur and Acinel, and issue additional common stock to the former shareholders of World IP based on its performance. The amount of additional shares of ACT common stock to be issued to the former shareholders of World IP shall be equal to the lesser of
(i) 1,000,000 shares, or (ii) the number of shares according to a schedule based upon the combined gross monthly income of World IP, Sur and Acinel.

(F)     CONSULTING  AGREEMENT

     On December 6, 1999, the Company entered into a finder's fee agreement with a company to (i) introduce a target company to the Company to perform a reverse merger and (ii) find the anticipated funding requirements for the Company, which are $5 million at the close of the merger, $10 million upon the effectivity of the S-4 registration statement and a subsequent, ongoing, equity line of $25 million. The finder's fee for the reverse merger shall be 500,000 shares of the post-merged public company. The shares will contain immediate piggyback registration rights beginning with the first registration statement after the first S-4 registration statement.

(G)     MERGER  AGREEMENT

The Company is in the process of negotiating an agreement and plan of merger with a target company. Pursuant to preliminary agreements, the merger would legally result in the ceasing of the Company's separate existence. However, since the Company will acquire the majority interest in the merged company, the Company will be treated as the acquirer for accounting purposes.

(H)     ISSUANCE  OF  COMMON  STOCK

During the period subsequent to June 30, 1999, the Company issued approximately 2,300,000 shares of common stock in exchange for services rendered. These shares were recorded at the quoted trading price of the Company's common stock on the grant date.


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ITEM  8.  CHANGE  IN  FISCAL  YEAR

        ADVC as the successor issuer has a fiscal year end of June 30. SICI's fiscal year was December 31.


EXHIBITS

1.1. Exchange Agreement between MRC Legal Services Corporation and Advanced Communications Technologies, Inc., dated as of January 31, 2000.

23.1     Consent  of  Weinberg  &  Company, P.A., independent public accountants




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                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANCED  COMMUNICATIONS TECHNOLOGIES,  INC.

                                   /s/  Roger  May
                                   ----------------------------------
                                   Chief  Executive Officer, Director

Date: February 3, 2000



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